Exhibit 10.18

EIGHTH RESTATED CREDIT AGREEMENT

DATED AS OF

APRIL 12, 2010

AMONG

CHAPARRAL ENERGY, INC.,

AS PARENT AND GUARANTOR,

CHAPARRAL ENERGY, L.L.C.,

NORAM PETROLEUM, L.L.C.,

CHAPARRAL RESOURCES, L.L.C.,

CHAPARRAL CO2, L.L.C.,

CEI ACQUISITION, L.L.C.,

CEI PIPELINE, L.L.C.,

CHAPARRAL REAL ESTATE, L.L.C.,

GREEN COUNTRY SUPPLY, INC.,

CHAPARRAL EXPLORATION, L.L.C.,

AND

ROADRUNNER DRILLING, L.L.C.

AS BORROWERS,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

CAPITAL ONE, NATIONAL ASSOCIATION,

ROYAL BANK OF CANADA,

AND

UBS AG, STAMFORD BRANCH,

AS CO-SYNDICATION AGENTS,

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

SOCIÉTÉ GÉNÉRALE

AND

WELLS FARGO BANK, N.A.,

AS CO-DOCUMENTATION AGENTS

AND

THE LENDERS PARTY HERETO

J.P. MORGAN SECURITIES INC.

AS LEAD ARRANGER AND SOLE BOOK RUNNER

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

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CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Maximum Credit Amounts
Annex II	Existing Letters of Credit

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Parent Pledge Agreement
Exhibit G	Form of Borrower Pledge Agreement
Exhibit H	Form of Guaranty Agreement
Exhibit I	Form of Certificate of Effectiveness
Exhibit J	Form of Maximum Credit Amount Increase Certificate
Exhibit K	Form of Additional Lender Certificate
Exhibit L	Form of Joinder Agreement

Schedule 7.05	Litigation
Schedule 7.12	Insurance
Schedule 7.14	Subsidiaries
Schedule 7.15	Organizational Information
Schedule 7.16	Properties
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.20	Swap Agreements
Schedule 9.05	Investments

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

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This EIGHTH RESTATED CREDIT AGREEMENT, dated as of April 12, 2010, is among CHAPARRAL ENERGY, INC., a Delaware corporation (“Parent”), CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company (“Chaparral”), NORAM PETROLEUM, L.L.C., an Oklahoma limited liability company (“NorAm”), CHAPARRAL RESOURCES, L.L.C., an Oklahoma limited liability company (“Resources”), CHAPARRAL CO2 , L.L.C., an Oklahoma limited liability company (“Chaparral CO2”), CEI ACQUISITION, L.L.C., a Delaware limited liability company (“CEI Acquisition”), CEI PIPELINE, L.L.C., a Texas limited liability company (“Pipeline”), CHAPARRAL REAL ESTATE, L.L.C., an Oklahoma limited liability company (“Real Estate”), GREEN COUNTRY SUPPLY, INC., an Oklahoma corporation (“Green Country”), CHAPARRAL EXPLORATION, L.L.C., a Delaware limited liability company (“Exploration”), and ROADRUNNER DRILLING, L.L.C., an Oklahoma limited liability company (“Roadrunner” and, together with Chaparral, NorAm, Resources, Chaparral CO2, CEI Acquisition, Pipeline, Real Estate, Green Country, Exploration, and each Restricted Subsidiary now or hereafter acquired that becomes a Borrower hereunder pursuant to Section 8.14(c), collectively, “Borrowers” and each individually, a “Borrower”), each of the Lenders from time to time party hereto, JPMORGAN CHASE BANK, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), Capital One, National Association, Royal Bank of Canada and UBS AG, Stamford Branch, as co-syndication agents (in such capacity, the “Syndication Agents”) and Credit Agricole Corporate And Investment Bank, Société Générale and Wells Fargo Bank, N.A., as co-documentation agents (in such capacity, the “Documentation Agents”).

R E C I T A L S

A. The Borrowers (other than Green Country, Exploration and Roadrunner), the Administrative Agent and the financial institutions named and defined therein as Lenders (the “Existing Lenders”) are borrowers under that certain Seventh Restated Credit Agreement dated as of October 31, 2006 (as amended, modified or supplemented prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders provided certain loans and extensions of credit to the Borrowers (all Debt arising pursuant to the Existing Credit Agreement is referred to herein as the “Existing Indebtedness”). The Existing Indebtedness is guaranteed by Green Country and Roadrunner.

B. The parties hereto desire to amend and restate the Existing Credit Agreement in the form of this Agreement, and to appoint JPMorgan Chase Bank, N.A. as Administrative Agent hereunder, and the Borrowers desire to obtain Borrowings (i) to refinance the Existing Indebtedness, and (ii) for other purposes permitted hereunder.

C. After giving effect to the Closing Transactions and the amendment and restatement of the Existing Credit Agreement pursuant to the terms hereof, the Commitment of each Lender hereunder will be as set forth on Annex I.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

D. NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent contained in Section 6.01 hereof, the parties hereto agree that the Existing Credit Agreement is hereby amended, renewed, extended and restated in its entirety on (and subject to) the terms and conditions set forth herein. It is the intention of the parties hereto that this Agreement supersedes and replaces the Existing Credit Agreement in its entirety; provided, that, (a) such amendment and restatement shall operate to renew, amend, modify and extend certain of the rights and obligations of the Borrowers under the Existing Credit Agreement, the other Existing Loan Documents and as provided herein, but shall not act as a novation thereof, and (b) the Liens securing the Obligations under and as defined in the Existing Credit Agreement and the liabilities and obligations of Parent, the Borrowers and their Restricted Subsidiaries under the Existing Credit Agreement and the Loan Documents (as therein defined and referred to herein as the “Existing Loan Documents”) shall not be extinguished but shall be carried forward and shall secure such obligations and liabilities as amended, renewed, extended and restated hereby. The parties hereto ratify and confirm each of the Existing Loan Documents entered into prior to the Effective Date (but excluding the Existing Credit Agreement) and agree that such Existing Loan Documents continue to be legal, valid, binding and enforceable in accordance with their terms (except to the extent amended, restated and superseded in their entirety in connection with the transactions contemplated hereby), however, for all matters arising prior to the Effective Date (including the accrual and payment of interest and fees, and matters relating to indemnification and compliance with financial covenants), the terms of the Existing Credit Agreement (as unmodified by this Agreement) shall control and are hereby ratified and confirmed. Parent and the Borrowers, jointly and severally, represent and warrant that, as of the Effective Date, there are no claims or offsets against, or defenses or counterclaims to, their obligations (or the obligations of any Restricted Subsidiary) under the Existing Credit Agreement or any of the other Existing Loan Documents. The parties hereto further agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2005 Indenture” means that certain Indenture dated as of December 1, 2005 among Parent, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“2007 Indenture” means that certain Indenture dated as of January 18, 2007 among Parent, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Additional Permitted Debt” means unsecured senior and unsecured subordinated Debt of Parent and/or any other Credit Party issued or incurred after the date hereof so long as, in each case, (a) such Debt bears no greater than a market interest rate as of the time of its issuance or incurrence, (b) such Debt does not mature or require any scheduled principal payments of the principal amount thereof prior to the date that is no less than 5 years from the date such Debt is issued or incurred, (c) no indenture or other agreement governing such Debt contains (i) maintenance financial covenants or (ii) covenants or events of default that are more restrictive on Parent or any of its Restricted Subsidiaries than those contained in this Agreement are on Parent and its Restricted Subsidiaries, and (d) after giving effect to the issuance or incurrence of such Debt on a pro forma basis, Borrower shall be in compliance with all covenants set forth in Section 9.01 as of the last day of the applicable period covered by the certificate most recently delivered pursuant to Section 8.01(c) (for purposes of Section 9.01, as if such Debt, and all other Additional Permitted Debt issued or incurred since the first day of such applicable period, had been issued or incurred on the first day of such applicable period).

“Additional Permitted Debt Documents” means, collectively, unsecured senior and unsecured subordinated notes, all guarantees of any such notes, the indentures for each series or issue of any such notes and all other agreements, documents or instruments executed and delivered by any Person in connection with, or pursuant to, the issuance of Additional Permitted Debt.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next  1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning given in the introductory paragraph.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned to such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Syndication Agents, the Documentation Agents and any other agent appointed hereunder from time to time, and “Agent” shall mean any of them, as the context requires.

“Aggregate Maximum Credit Amount” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be increased, reduced or terminated pursuant to Section 2.06. On the Effective Date, the Aggregate Maximum Credit Amount of the Lenders is $450,000,000.

“Agreement” means this Eighth Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%) and (c) the Adjusted LIBO Rate with respect to Interest Periods of one month on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1%), provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be calculated using the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page, or any successor to or substitute for such page, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternate Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(iii).

“Annualized Consolidated EBITDAX” means, for each Rolling Period ending on or prior to December 31, 2010, actual Consolidated EBITDAX for such Rolling Period multiplied by a factor determined for such Rolling Period in accordance with the table below:

Rolling Period Ending	Factor
June 30, 2010	4
September 30, 2010	2
December 31, 2010	1.333

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect (provided, however, that for the six month period following the Effective Date, in no event shall the margins for any ABR Loan or Eurodollar Loan, or the Commitment Fee Rate, as applicable, be less than the margins, or Commitment Fee Rate, as applicable, set forth under Category 3 in the table below):

Category	1	2	3	4	5
Borrowing Base Utilization Percentage	<25%	≥25% <50%	≥50% <75%	≥75% <90%	≥90%
Eurodollar Loans	2.500%	2.750%	3.000%	3.250%	3.500%
ABR Loans	1.625%	1.875%	2.125%	2.375%	2.625%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amount represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I; provided, that in the case of Section 5.06 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Maximum Credit Amount (disregarding any Defaulting Lender’s Maximum Credit Amount) represented by such Lender’s Maximum Credit Amount and shall be subject to further reallocation in accordance with Section 5.06(c).

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, or (b) any other Person whose long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Approved Petroleum Engineer” means an independent petroleum engineer proposed by the Borrowers and reasonably acceptable to the Administrative Agent.

“Arranger” means J.P. Morgan Securities Inc., in its capacity as lead arranger and sole book runner hereunder.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Assessment Rate” means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as “well-capitalized” and within supervisory subgroup “B” (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States of America; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be reasonably determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Automatic Debt Issuance Redetermination” means any redetermination of the Borrowing Base under and pursuant to Section 2.07(d).

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Banking Services” means each and any of the following bank services provided to any Credit Party by any Banking Services Provider: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Provider” means any Lender or any Affiliate of a Lender providing Banking Services to any Credit Party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” and “Borrowers” have the meanings given in the introductory paragraph.

“Borrower Pledge Agreement” means an agreement executed by a Borrower and being substantially in the form of Exhibit G, pursuant to which such Borrower pledges to the Administrative Agent, for the ratable benefit of the Secured Parties, all of the issued and outstanding Equity Interests owned by such Borrower of each existing or hereafter acquired Restricted Subsidiary to secure the Indebtedness.

“Borrower Representative” means Chaparral in its capacity as Borrower Representative pursuant to the provisions of Section 2.09.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.13(c).

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Credit Exposures of all of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Request” means a request by the Borrowers (or Borrower Representative) for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, Chicago, Illinois, Dallas, Texas or Oklahoma City, Oklahoma are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrowers (or Borrower Representative) with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Capital Leases” means, in respect of any Person, all leases that shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Credit Party having a fair market value in excess of $5,000,000.

“CCMP” means CCMP Capital Advisors, LLC, a Delaware limited liability company.

“CCMP Parties” means CCMP, CCMP Capital Investors II (AV-2), L.P., CCMP Energy I LTD, CCMP Capital Investors (Cayman) II, L.P. and any other Person that is Controlled by CCMP.

“CEI Acquisition” has the meaning given in the introductory paragraph.

“Certificate of Effectiveness” means a Certificate of Effectiveness in the form of Exhibit I hereto to be executed by Borrower Representative pursuant to Section 6.01.

“Change in Control” means (a) the failure of Parent to own, directly or indirectly, 100% of the Equity Interests of each Borrower, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than the Designated Equityholders, of Equity Interests representing more than 35% of the aggregate ordinary voting power for the election of directors or other comparable governing body of Parent represented by the issued and outstanding Equity Interests of Parent, (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors (or comparable authority) of Parent or any Borrower by Persons who were neither (i) nominated by the board of directors (or comparable authority) of Parent or any such Borrower nor (ii) appointed by directors so nominated, (d) a “change in control” or “change of control” (or similar event) as defined in any Permitted Bond Document, but only to the extent the occurrence of any such event gives rise to an obligation of Parent or any other Credit Party to redeem, repay, or repurchase, or otherwise offer to redeem, repay or repurchase, all or any portion of the Permitted Bond Debt, or (e) any Equity Interests in any Credit Party (other than Parent) shall be directly owned by any Person other than a Credit Party.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Chaparral” has the meaning given in the introductory paragraph.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Chaparral Biofuels” means Chaparral Biofuels, L.L.C., an Oklahoma limited liability company and the parent holding company of Oklahoma Ethanol.

“Chaparral CO2” has the meaning given in the introductory paragraph.

“CLO” means any entity (whether a corporation, partnership, limited liability company, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Closing Transactions” means the transactions to occur on the Effective Date, including, without limitation: (a) the refinancing in full of all Existing Indebtedness, with the (i) proceeds of a Borrowing under this Agreement and (ii) proceeds of the Private Placement or (iii) Credit Parties’ cash on hand, (b) the closing and consummation of the Private Placement in accordance with the terms, and for the consideration, set forth in the Private Placement Documents, and (c) the payment of all fees and expenses of the Administrative Agent and its Affiliates in connection with the credit facility provided herein.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means, collectively, Property which is pledged to secure Indebtedness pursuant to one or more Security Instruments.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), and “Commitments” means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender’s Commitment shall at any time be the lesser of (i) such Lender’s Maximum Credit Amount and (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base (without giving effect to any adjustment of such Lender’s Applicable Percentage pursuant to Section 5.06 hereof).

“Commitment Fee Rate” has the meaning, or is otherwise described as, set forth in the definition of “Applicable Margin”.

“Consolidated Current Assets” means with respect to Parent and the Consolidated Restricted Subsidiaries, as of any date of determination, the sum of (a) the current assets of Parent and the Consolidated Restricted Subsidiaries at such time determined in accordance with GAAP, plus (b) the current unused availability of the total Commitments of all of the Lenders (but only to the extent that the Borrowers are permitted to borrow such amount under the terms of this Agreement including, without limitation, Section 6.02 hereof), minus (c) non-cash current value of assets under ASC Topic 815 and ASC Topic 410.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Consolidated Current Liabilities” means with respect to Parent and the Consolidated Restricted Subsidiaries, as of any date of determination, the sum of the current obligations of Parent and the Consolidated Restricted Subsidiaries at such time determined in accordance with GAAP, excluding therefrom (i) current maturities due on the Loan, and (ii) non-cash current obligations and liabilities under ASC Topic 815 and ASC Topic 410.

“Consolidated EBITDAX” means with respect to Parent and the Consolidated Restricted Subsidiaries for any applicable period: (a) Consolidated Net Income of Parent and the Consolidated Restricted Subsidiaries for such period, plus, to the extent deducted in the calculation of Consolidated Net Income, (b) the sum of (i) income or material franchise Taxes paid or accrued; (ii) Consolidated Net Interest Expense; (iii) amortization, depletion and depreciation expense; (iv) any non-cash losses or charges on any Swap Agreement, including those resulting from the requirements of ASC Topic 815, for that period; (v) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), including, without limitation, non-cash employee compensation; and (vi) costs and expenses associated with, and attributable to, oil and gas capital expenditures that are expensed rather than capitalized; less, to the extent included in the calculation of Consolidated Net Income, (c) the sum of (i) the income of any Person (other than Wholly-Owned Subsidiaries of such Person) unless such income is received by such Person in a cash distribution; (ii) gains or losses from sales or other dispositions of assets (other than Hydrocarbons produced in the normal course of business); (iii) any non-cash gains on any Swap Agreement, including those resulting from the requirements of ASC Topic 815, for that period; (iv) any cash proceeds received from the termination or other monetization of any Swap Agreement (including, as applicable, any trade confirmations made pursuant thereto) with a scheduled maturity date more than 12 months following the date of such termination or other monetization, and (v) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring “cash” losses. Notwithstanding anything to the contrary contained herein, all calculations of Consolidated EBITDAX shall be (A) in all respects, acceptable to, and approved by, the Administrative Agent, (B) for any applicable period of determination during which a Credit Party has consummated an acquisition or disposition (to the extent permitted hereunder) of Properties, calculated and determined on a pro forma basis as if such acquisition or disposition was consummated on the first day of such applicable period, and (C) calculated, determined and adjusted for any applicable period to exclude any income, loss or other adjustments with respect to Unrestricted Subsidiaries determined in accordance with GAAP, except income received pursuant to a cash distribution shall be included in the calculation of Consolidated EBITDAX.

“Consolidated Net Debt” means, with respect to Parent and the Consolidated Restricted Subsidiaries at any time, (a) the Total Debt of Parent and the Consolidated Restricted Subsidiaries determined on a consolidated basis at such time minus (b) Excess Cash at the time of calculation.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Consolidated Net Income” means with respect to Parent and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of Parent and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which Parent or any Consolidated Restricted Subsidiary has an interest, which interest does not cause the net income of such other Person to be consolidated with the net income of Parent and the Consolidated Restricted Subsidiaries in accordance with GAAP, except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to Parent or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses (excluding capital gains or losses) during such period; (e) the cumulative effect of a change in accounting principles; and (f) any gains or losses attributable to writeups or writedowns of assets.

“Consolidated Net Interest Expense” means, with respect to Parent and the Consolidated Restricted Subsidiaries for any period, the remainder of the following for such period: (a) interest expense minus (b) interest income.

“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.

“Consolidated Subsidiaries” means each Subsidiary of Parent (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of Parent in accordance with GAAP.

“Consolidated Total Debt” means, at any date, all Debt of Parent and the Consolidated Restricted Subsidiaries determined on a consolidated basis excluding (a) non-cash obligations under ASC Topic 815 and (b) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business, which are not greater than ninety (90) days past the date of invoice or delinquent unless such accounts payable, expenses, liabilities or other obligations are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

“Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Credit Parties” means, collectively, Parent, each Borrower and each Restricted Subsidiary, and “Credit Party” means any one of the foregoing.

“Current Ratio” means the ratio of (i) Consolidated Current Assets to (ii) Consolidated Current Liabilities.

“Dated Assets” has the meaning assigned to such term in Section 3.06.

“Dated Liabilities” has the meaning assigned to such term in Section 3.06.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) all obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) all obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment and (n) all obligations under or with respect to Swap Agreements to the extent required to be reflected on a balance sheet of such Person. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Debt Issuance Date” means any date on which a Credit Party issues or incurs any Additional Permitted Debt.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrowers, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.; provided, that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof.

“Default Rate” means a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans at such time as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

“Designated Equityholders” means, collectively, Fischer Investments, LLC, Altoma Energy, GP, and the CCMP Parties.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“Documentation Agents” has the meaning given in the introductory paragraph.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02), and the Borrower Representative has executed and delivered the Certificate of Effectiveness, which date is set forth in the Certificate of Effectiveness.

“Election Notice” has the meaning assigned to such term in Section 3.04(c)(ii).

“Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which any Credit Party is conducting or at any time has conducted business, or where any Property of any Credit Party is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of any Credit Party is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Equipment and Fixture Financing Debt” means Debt of the Credit Parties incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Debt), including equipment, motor vehicles, obligations under Capital Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt; provided that: (a) any such extensions, renewals and replacements do not increase the outstanding principal amount thereof, (b) in each case the acquired assets are reasonably related to the businesses of the Credit Parties engaged in on the date hereof, and (c) such Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidances promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with a Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA or the regulations issued thereunder (other than a Reportable Event as to which the provisions of 30 days notice to the PBGC is expressly waived under applicable regulations), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan, (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the incurrence by Borrower, a Subsidiary or any of its ERISA Affiliates of any material liability under Title IV of ERISA with respect to the termination of any Plan, (f) the withdrawal of a Credit Party or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (g) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (h) the institution of proceedings to terminate a Plan by the PBGC, (i) pursuant to Section 4042 of ERISA, (i) the incurrence by Borrower, a Subsidiary or any of its ERISA Affiliates of any material liability with respect to the withdrawal from any Plan or Multiemployer Plan, (j) the receipt by the Borrower, a Subsidiary or its ERISA Affiliates of any notice, concerning the imposition of a material Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (k) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan, (l) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (m) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security, or (n) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to any Company.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 10.01.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Credit Party or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by any Credit Party to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Credit Party for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Credit Party or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens arising from Uniform Commercial Code financing statement filings made solely as a precautionary measure regarding operating leases entered into by any Credit Party in the ordinary course of business covering only the Property under lease; and (j) Liens incurred pursuant to the Security Instruments or otherwise created in favor of the any Secured Party pursuant to the Loan Documents; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Excess Cash” means the amount, if any, that (a) the sum of (i) Parent’s and the Consolidated Restricted Subsidiaries’ cash on hand plus (ii) the aggregate amount of Parent’s and the Consolidated Restricted Subsidiaries’ Investments of the types described in clauses (c), (d), (e) and (f) of Section 9.05 exceeds (b) the aggregate amount of the Credit Parties’ accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services that are greater than ninety (90) days past the date of invoice unless such accounts payable, expenses, liabilities or other obligations are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

“Excluded Taxes” means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its income or net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized, or is or should be qualified to do business, or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Credit Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 5.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c).

“Existing Credit Agreement” has the meaning given in the recitals.

“Existing Indebtedness” has the meaning given in the recitals.

“Existing Lenders” has the meaning given in the recitals.

“Existing Letters of Credit” ” means letters of credit, if any, issued under the Existing Credit Agreement, outstanding as of the Closing Date and listed on Annex II hereto.

“Existing Loan Documents” has the meaning given in the recitals.

“Existing Swap Agreement” means any Swap Agreement listed on Schedule 7.20 hereto that was entered into between a Credit Party and a Person that was a “Lender” under the Existing Credit Agreement but is not a Lender hereunder.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Exploration” has the meaning given in the introductory paragraph.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next  1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next  1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of Borrower Representative.

“Financial Statements” means, collectively, (i) the audited consolidated balance sheet and statements of income, stockholders’ equity and cash flows of Parent as of and for the fiscal year ended December 31, 2008, (ii) the unaudited drafts of the following financial statements as posted to IntraLinks by the Administrative Agent on March 23, 2010: consolidated balance sheet and statements of income, stockholders’ equity and cash flows of Parent as of and for the fiscal year ended December 31, 2009.

“First Redetermination Date” means the date that the first redetermination of the Borrowing Base becomes effective pursuant to Section 2.07(e).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Credit Parties are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over any Borrower, any Subsidiary, any of their Properties, any Agent, any Issuing Bank or any Lender.

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Green Country” has the meaning given in the introductory paragraph.

“Guarantors” means Parent and any Person that delivers a Guaranty Agreement pursuant to Section 8.14(c).

“Guaranty Agreement” means an agreement executed by a Guarantor and being substantially in the form of Exhibit H, pursuant to which such Guarantor unconditionally guarantees payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” means any and all amounts owing or to be owing by any Credit Party: (a) to any Agent, any Issuing Bank or any Lender under any Loan Document including, without limitation, all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Credit Party (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); (b) to any Secured Swap Provider under any Swap Agreement including any Swap Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into (i) after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or (ii) after assignment by a Secured Swap Provider to another Secured Swap Provider that is not a Lender or an Affiliate of a Lender; (c) to any Banking Services Provider for Banking Services; and (d) all renewals, extensions and/or rearrangements of any of the above whether such Person (or in the case of its Affiliate, the Person affiliated therewith) remains a Lender hereunder.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Reserve Report” means, collectively, (a) that certain reserve report which was prepared by Cawley, Gillespie & Associates, evaluating the Oil and Gas Properties of the Borrowers dated as of January 14, 2010 and prepared as of December 31, 2009, and (b) that certain reserve report which was prepared by Ryder Scott, evaluating the Oil and Gas Properties of the Borrowers dated as of January 15, 2010 and prepared as of December 31, 2009, true and correct copies of which have been delivered to the Administrative Agent.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Interest Election Request” means a request by the Borrowers (or Borrower Representative) to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrowers may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” means any redetermination of the Borrowing Base under Section 2.07(b)(ii) or Section 2.07(b)(iii).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(e).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold, and including the issuance of a letter of credit for the account of such Person) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such other Person.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Issuing Bank” means JPMorgan and each Lender that agrees to act as an issuer of Letters of Credit hereunder at the request of the Administrative Agent, in each case, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means a joinder agreement, in the form of Exhibit L, or any other form approved by the Administrative Agent, pursuant to which a Restricted Subsidiary hereafter created or acquired becomes a Borrower hereunder.

“JPMorgan” has the meaning given in the introductory paragraph.

“LC Commitment” at any time means $40,000,000.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I, any Person that shall have become a party hereto pursuant to an Assignment and Assumption, and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 2.06(c), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means, collectively, any letter of credit issued pursuant to this Agreement and any Existing Letters of Credit.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by any Borrower, or entered into by any Borrower, with any Issuing Bank relating to any Letter of Credit issued by such Issuing Bank.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page, or any successor to or substitute for such page, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then such rate for the purposes of calculating the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) royalties, production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, encroachments, exceptions or reservations. For the purposes of this Agreement, a Credit Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Certificate of Effectiveness, and the Security Instruments.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans or participation interests in such Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided, that the determination of Majority Lenders shall be subject to Section 5.06(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of the Credit Parties taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, any Issuing Bank or any Lender under any Loan Document.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Credit Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Credit Party in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Credit Party would be required to pay if such Swap Agreement (including, as applicable, any trade confirmations made pursuant thereto) were terminated at such time.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Maturity Date” means April 12, 2014.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amount,” as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amount pursuant to Section 2.06(b), (b) increased from time to time pursuant to Section 2.06(c), or (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Maximum Credit Amount Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(E).

“Monthly Date” means the last Business Day of each calendar month.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Collateral to secure payment of the Indebtedness or any part thereof. All Mortgages shall be in form and substance satisfactory to the Administrative Agent in its sole discretion.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(e).

“NorAm” has the meaning given in the introductory paragraph.

“Notes” means the promissory notes of the Borrowers described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Oklahoma Ethanol” means Oklahoma Ethanol LLC, an Oklahoma limited liability company.

“Optional Swap Unwind Redetermination” has the meaning assigned to such term in Section 2.07(b)(iv)

“Optional Swap Unwind Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Optional Swap Unwind Redetermination becomes effective as provided in Section 2.07(e).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

“Parent” means Chaparral Energy, Inc., a Delaware corporation.

“Parent Pledge Agreement” means an agreement executed by Parent and being substantially in the form of Exhibit F, pursuant to which Parent pledges to the Administrative Agent, for the ratable benefit of the Secured Parties, all of the issued and outstanding Equity Interests owned by Parent of each Borrower to secure the Indebtedness.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Patriot Act” has the meaning set forth in Section 12.15.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Permitted 2005 Bond Debt” means Debt of Parent resulting from the issuance by Parent of senior unsecured notes in an aggregate outstanding principal amount of $325,000,000, and which Debt (a) has a coupon or interest rate of eight and one-half percent (8.5%) per annum, (b) shall not mature sooner than the date which is one year following the earlier of (i) the Maturity Date, and (ii) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated, (c) is not secured by any Properties of the Credit Parties, (d) does not provide for or otherwise require any amortization prior to scheduled maturity, and (e) is evidenced and governed by the 2005 Indenture and related documentation containing customary terms and conditions, including, without limitation, covenants and events of default, for senior unsecured notes or senior subordinated notes of like tenor and amount, each of which shall be satisfactory to the Administrative Agent in its sole reasonable discretion.

“Permitted 2005 Bond Documents” means, collectively, the 2005 Indenture, senior unsecured notes, all guarantees of any such notes, and all other agreements, documents or instruments executed and delivered by any Person in connection with, or pursuant to, the issuance of Permitted 2005 Bond Debt.

“Permitted 2007 Bond Debt” means Debt of Parent resulting from the issuance by Parent of senior unsecured notes in an aggregate outstanding principal amount of $325,000,000, and which Debt (a) has a coupon or interest rate of eight and seven-eighths percent (8.875%) per annum, (b) shall not mature sooner than the date which is one year following the earlier of (i) the Maturity Date, and (ii) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated, (c) is not secured by any Properties of the Credit Parties, (d) does not provide for or otherwise require any amortization prior to scheduled maturity, and (e) is evidenced and governed by the 2007 Indenture and related documentation containing customary terms and conditions, including, without limitation, covenants and events of default, for senior unsecured notes or senior subordinated notes of like tenor and amount, each of which shall be satisfactory to the Administrative Agent in its sole reasonable discretion.

“Permitted 2007 Bond Documents” means, collectively, the 2007 Indenture, senior unsecured notes, all guarantees of any such notes, and all other agreements, documents or instruments executed and delivered by any Person in connection with, or pursuant to, the issuance of the Permitted 2007 Bond Debt.

“Permitted Bond Debt” means, collectively, the Permitted 2005 Bond Debt, the Permitted 2007 Bond Debt and Additional Permitted Debt, if any.

“Permitted Bond Documents” means, collectively, the Permitted 2005 Bond Documents, the Permitted 2007 Bond Documents and the Additional Permitted Debt Documents, if any.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pipeline” has the meaning given in the introductory paragraph.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by a Credit Party or an ERISA Affiliate.

“Pledge Agreement” means any Parent Pledge Agreement or Borrower Pledge Agreement, and “Pledge Agreements” means all of such Pledge Agreements.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Private Placement” means, collectively, (a) the issuance by Parent on the Effective Date of common stock in Parent which results in Parent’s receipt of aggregate gross proceeds at least $300,000,000 and (b) the contribution of the net proceeds from such issuance by Parent to Chaparral as a capital contribution.

“Private Placement Documents” means all agreements, certificates, documents or instruments executed by Parent or Chaparral in connection with the Private Placement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Real Estate” has the meaning given in the introductory paragraph.

“Recognized Value” means, with respect to all Oil and Gas Properties of the Borrowers constituting proved reserves, the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from all such Oil and Gas Properties which the Administrative Agent attributes to such Oil and Gas Properties for the purposes of the most recent redetermination of the Borrowing Base (or for purposes of determining the initial Borrowing Base in the event no such redetermination has occurred).

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Redetermination Date” means, with respect to any Scheduled Redetermination, any Interim Redetermination, any Optional Swap Unwind Redetermination, or any Automatic Debt Issuance Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(e).

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Required Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66  2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66  2/3%) of the outstanding aggregate principal amount of the Loans or participation interests in such Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided, that the determination of Required Lenders shall be subject to Section 5.06(b).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st and June 30th (and such other date in the event of an Interim Redetermination or Optional Swap Unwind Redetermination) the oil and gas reserves attributable to the proved Oil and Gas Properties of the Credit Parties (or as for Interim Redeterminations or Optional Swap Unwind Redeterminations, the proved Oil and Gas Properties of the Credit Parties acquired since the last redetermination of the Borrowing Base), together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date. Until superseded, the Initial Reserve Report shall be considered the Reserve Report.

“Resources” has the meaning given in the introductory paragraph.

“Responsible Officer” means, as to any Person, the Manager, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of Borrower Representative.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Credit Party, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Credit Party or any option, warrant or other right to acquire any such Equity Interests in any Credit Party.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Restricted Subsidiary” means any Subsidiary of Parent that is not an Unrestricted Subsidiary.

“Review Period” has the meaning assigned to such term in Section 2.07(c)(iii).

“Roadrunner” has the meaning given in the introductory paragraph.

“Rolling Period” means (a) for the fiscal quarters ending on June 30, 2010, September 30, 2010 and December 31, 2010, the period commencing on April 1, 2010 and ending on the last day of the applicable fiscal quarter, and (b) thereafter, any period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b)(i).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(e).

“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Secured Parties” means the Agents, Lenders, Issuing Bank, Secured Swap Providers and Banking Services Providers and “Secured Party” means any one of the foregoing.

“Secured Swap Provider” means any (a) “Secured Swap Provider” as defined in the Existing Credit Agreement which is a counterparty to an Existing Swap Agreement, (b) Person that is a party to a Swap Agreement with a Credit Party that entered into such Swap Agreement before or while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (c) assignee of any Person described in clauses (a) or (b) above so long as such assignee is an Approved Counterparty.

“Security Instruments” means any Guaranty Agreement, any Pledge Agreement, any Mortgage, any security agreement and any and all other agreements, instruments, fee letters or certificates now or hereafter executed and delivered by a Credit Party or any other Person (other than Swap Agreements with Secured Swap Providers or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Borrower” has the meaning set forth in Section 3.06(b).

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Parent, a Borrower or one or more of their Subsidiaries or by Parent, a Borrower and one or more of their Subsidiaries and (b) any partnership of which a Credit Party is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a direct or indirect Subsidiary of Parent.

“Substantial Portion” means, with respect to the Property of any Credit Party, Property which represents more than 10% of the consolidated assets of such Person, or Property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Person, in each case, as would be shown in the consolidated financial statements of such Person as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Supermajority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least eighty percent (80%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least eighty percent (80%) of the outstanding aggregate principal amount of the Loans or participation interests in such Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided, that the determination of Required Lenders shall be subject to Section 5.06(b).

“Swap Agreement” means any agreement with respect to any swap, cap, floor, collar, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and any transaction confirmations entered into under any of the foregoing.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

“Syndication Agents” has the meaning given in the introductory paragraph.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Transactions” means, with respect to the Credit Parties, the execution, delivery and performance by the Credit Parties of this Agreement, each other Loan Document to which it is a party, the borrowing of the Loans (if applicable), the use of the proceeds thereof (if applicable), the guaranteeing of the Indebtedness (if applicable), the issuance of Letters of Credit hereunder, and the grant of Liens by the Credit Parties on Mortgaged Properties pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“Unrestricted Subsidiary” means (a) as of the date hereof, Chaparral Biofuels and Oklahoma Ethanol and (b) any Subsidiary which Parent or the Borrowers has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary at the time such Subsidiary is created or acquired pursuant to Section 8.14(d).

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by Parent and/or another Borrower.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agents or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Parent’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless Parent, the Borrowers and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the total Credit Exposures of all of the Lenders exceeding the total Commitments of all of the Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow the Loans.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the joint and several obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of all of the Lenders or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. The Loans made by the Lenders shall be evidenced by a promissory note, executed and delivered by the Borrowers, payable to the order of each Lender in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, or (iii) any Lender that becomes a party hereto in connection with an increase in the Aggregate Maximum Credit Amount pursuant to Section 2.06(c), as of the effective date of such increase, payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. If any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06(c), Section 12.04(b) or otherwise) or if any Restricted Subsidiary hereafter becomes a Borrower pursuant to Section 8.14(c), the Borrowers shall deliver or cause to be delivered on the effective date of such increase or decrease (or the effective date of such Restricted Subsidiary becoming a Borrower, if applicable), a new Note payable to the order of such Lender (or all Lenders in the case of a joinder of a new Borrower) in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease (if applicable), and otherwise duly completed, and each such Lender receiving a new Note agrees to promptly thereafter return the previously issued Note held by such Lender marked canceled or otherwise similarly defaced. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or any Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrowers (or Borrower Representative) shall notify the Administrative Agent of such request by telephone or by written Borrowing Request in substantially the form of Exhibit B and signed by the Borrowers (or Borrower Representative) (a “written Borrowing Request”): (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Chicago, Illinois time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Chicago, Illinois time, on the Business Day of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each telephonic and written Borrowing Request shall be irrevocable and each telephonic Borrowing Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; provided that all Borrowings on the Effective Date shall be ABR Borrowings;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the amount of the then effective Borrowing Base, the current total Credit Exposures of all of the Lenders (without regard to the requested Borrowing) and the pro forma total Credit Exposures of all of the Lenders (giving effect to the requested Borrowing); and

(vi) the location and number of the Borrowers’ account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Credit Exposures of all of the Lenders to exceed the total Commitments of all of the Lenders (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base). Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrowers (or Borrower Representative) shall notify the Administrative Agent of such election by telephone or by a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrowers (or Borrower Representative) (a “written Interest Election Request”) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each telephonic and written Interest Election Request shall be irrevocable and each telephonic Interest Election Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

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EIGHTH RESTATED CREDIT AGREEMENT

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrowers fail to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Chicago, Illinois time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrower Representative maintained with the Administrative Agent and designated by the Borrower Representative in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank that made such LC Disbursement.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

Section 2.06 Changes in the Aggregate Maximum Credit Amounts.

(a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts are terminated in full or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) Optional Termination and Reduction of Aggregate Credit Amounts.

(i) The Borrowers may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $10,000,000, (B) the Borrowers shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Credit Exposures of all of the Lenders would exceed the total Commitments of all of the Lenders, and (C) the Borrowers shall not reduce the Aggregate Maximum Credit Amounts to any amount less than $100,000,000 (other than in connection with a termination of the entire Aggregate Maximum Credit Amount).

(ii) The Borrowers (or the Borrower Representative) shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers (or the Borrower Representative) pursuant to this Section 2.06(b)(ii) shall be irrevocable. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated except pursuant to Section 2.06(c). Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(c) Optional Increase in Aggregate Maximum Credit Amount.

(i) Subject to the conditions set forth in Section 2.06(c)(ii), the Borrowers may increase the Aggregate Maximum Credit Amount then in effect with the prior written consent of the Administrative Agent by increasing the Maximum Credit Amount of a Lender or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be a Borrower or an Affiliate of a Borrower.

(ii) Any increase in the Aggregate Maximum Credit Amount shall be subject to the following additional conditions:

(A) such increase shall not be less than $10,000,000 unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the aggregate amount of all such increases exceeds $100,000,000 or the Aggregate Maximum Credit Agreement exceeds $550,000,000;

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EIGHTH RESTATED CREDIT AGREEMENT

(B) no Default shall have occurred and be continuing on the effective date of such increase;

(C) on the effective date of such increase, no Eurodollar Borrowings shall be outstanding or if any Eurodollar Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings unless the Borrowers pay compensation required by Section 5.02;

(D) no Lender’s Maximum Credit Amount may be increased without the consent of such Lender;

(E) if the Borrowers elect to increase the Aggregate Maximum Credit Amount by increasing the Maximum Credit Amount of a Lender, the Borrower Representative (on behalf of the Borrowers) and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit J (a “Maximum Credit Amount Increase Certificate”); and

(F) if the Borrowers elect to increase the Aggregate Maximum Credit Amount by causing an Additional Lender to become a party to this Agreement, then the Borrower Representative (on behalf of the Borrowers) and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit K (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and the Borrowers shall (1) if requested by the Additional Lender, deliver a Note payable to the order of such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrowers, the Additional Lender and/or the Administrative Agent.

(iii) Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Maximum Credit Amount Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless the Borrowers have paid compensation required by Section 5.02): (A) the amount of the Aggregate Maximum Credit Amount shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall become a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Maximum Credit Amount.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

(iv) Upon its receipt of a duly completed Maximum Credit Amount Increase Certificate or an Additional Lender Certificate, executed by the Borrower Representative (on behalf of the Borrowers) and the Lender or by the Borrower Representative (on behalf of the Borrowers) and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii), the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, and the written consent of the Administrative Agent to such increase required by Section 2.06(c)(i), the Administrative Agent shall accept such Maximum Credit Amount Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Maximum Credit Amount shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).

Section 2.07 Borrowing Base.

(a) Initial Borrowing Base. For the period from and including the Effective Date to but excluding the First Redetermination Date, the amount of the Borrowing Base shall be $450,000,000. The amount of the Borrowing Base shall remain at $450,000,000 until the First Redetermination Date in accordance with the procedures set forth in this Section 2.07. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c).

(b) Scheduled, Interim and Optional Swap Unwind Redeterminations.

(i) The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(e), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, each Issuing Bank and the Lenders on May 1st (or such date promptly thereafter as reasonably practicable based on the engineering and other information available to the Lenders) and November 1st (or such date promptly thereafter as reasonably practicable based on the engineering and other information available to the Lenders) of each year, commencing November 1, 2010.

(ii) The Administrative Agent may, or at the direction of the Required Lenders shall, by notifying the Borrowers (or the Borrower Representative) thereof, one time between Scheduled Redeterminations, elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations in accordance with this Section 2.07.

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EIGHTH RESTATED CREDIT AGREEMENT

(iii) The Borrowers may, not more than one time between Scheduled Redeterminations, elect to have the Borrowing Base redetermined in accordance with this Section 2.07.

(iv) The Administrative Agent may elect to cause the Borrowing Base to be redetermined at such times set forth in Section 9.12 in connection with terminations of Swap Agreements (including, as applicable, any trade confirmations made pursuant thereto) in respect of commodities (an “Optional Swap Unwind Redetermination”).

(c) Scheduled, Interim and Optional Swap Unwind Redetermination Procedure.

(i) Each Scheduled Redetermination, each Interim Redetermination and each Optional Swap Unwind Redetermination shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrowers (or Borrower Representative), in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination or an Optional Swap Unwind Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Administrative Agent or the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the proved Oil and Gas Properties as described in the Engineering Reports, the existence of any other Debt, the Borrowers’ other assets, liabilities, fixed charges, cash flow, business, properties, prospects, management and ownership, hedged and unhedged exposure to price, price and production scenarios, interest rate and operating cost changes) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amount.

(ii) The Administrative Agent shall notify the Borrowers (or Borrower Representative) and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”) after the Administrative Agent has received complete Engineering Reports from the Borrowers and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i).

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EIGHTH RESTATED CREDIT AGREEMENT

(iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved by the Required Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days (or such longer period as determined by the Administrative Agent in its sole discretion) (“Review Period”) to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base, by proposing an alternate Borrowing Base (an “Alternate Borrowing Base”). If at the end of such Review Period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If, at the end of such Review Period, all of the Lenders, in the case of a Proposed Borrowing Base or Alternate Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base or Alternate Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved, as aforesaid, then the Proposed Borrowing Base or Alternate Borrowing Base, as applicable, shall become the new Borrowing Base effective on the date specified in Section 2.07(e). If, however, at the end of such Review Period, all of the Lenders or the Required Lenders, as applicable, have not approved, as aforesaid, then the Administrative Agent shall (A) notify the Borrowers (or Borrower Representative) of the Proposed Borrowing Base or Alternate Borrowing Base, as applicable, and which Lenders have not approved of the Proposed Borrowing Base or Alternate Borrowing Base and (B) poll the Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Required Lenders for purposes of this Section 2.07 and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(e). In no event shall the new approved Borrowing Base exceed the Aggregate Maximum Credit Amount.

(d) Automatic Debt Issuance Redeterminations. In addition to the other redeterminations of the Borrowing Base provided for herein, and notwithstanding anything to the contrary contained herein, the Borrowing Base shall automatically reduce on any Debt Issuance Date by an amount equal to twenty-five percent (25%) of the aggregate stated principal amount of any Additional Permitted Debt issued or incurred by the Credit Parties on such Debt Issuance Date. For the purposes of this Section 2.07(d), if any such Additional Permitted Debt is issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount.

(e) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved by all of the Lenders or the Required Lenders, or otherwise automatically adjusted, as applicable, pursuant to Section 2.07(c)(iii) or Section 2.07(d), the Administrative Agent shall notify the Borrowers (or Borrower Representative) and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrowers, the Agents, each Issuing Bank and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the May 1st (or such date promptly thereafter as reasonably practicable) or November 1st (or such date promptly thereafter as reasonably practicable), as applicable, following (or as set forth in) such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice;

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EIGHTH RESTATED CREDIT AGREEMENT

(ii) in the case of an Interim Redetermination, or an Optional Swap Unwind Redetermination, on the Business Day next succeeding delivery of such notice;

(iii) in the case of an Automatic Debt Issuance Redetermination, on the applicable Debt Issuance Date.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date, the next Optional Swap Unwind Redetermination Date, the next Debt Issuance Date, or the next adjustment to the Borrowing Base under Section 8.13(c), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination, Interim Redetermination, or Optional Swap Unwind Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrowers (or Borrower Representative).

Section 2.08 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrowers (or Borrower Representative) may request any Issuing Bank to issue Letters of Credit in dollars for its own account or for the account of any Borrower, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers (or Borrower Representative) to, or entered into by the Borrowers (or Borrower Representative) with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Issuing Bank shall be under any obligation to issue a Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank or any Governmental Requirement.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. The Existing Letters of Credit shall be deemed to have been issued hereunder as of the Effective Date. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrowers (or Borrower Representative) shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to any Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice: (i) requesting the issuance of a Letter of Credit or identifying the outstanding Letter of Credit issued by such Issuing Bank to be amended, renewed or extended; (ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day); (iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c)); (iv) specifying the amount of such Letter of Credit; (v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and (vi) specifying the amount of the then effective Borrowing Base, the current total Credit Exposures of all of the Lenders (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Credit Exposures of all of the Lenders (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit). If requested by any Issuing Bank, the Borrowers (or Borrower Representative) shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and with respect to each notice provided by the Borrowers (or Borrower Representative) above and any issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the LC Exposure shall not exceed the LC Commitment and (B) the total Credit Exposures of all of the Lenders shall not exceed the total Commitments of all of the Lenders (i.e. the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

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EIGHTH RESTATED CREDIT AGREEMENT

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal, which renewal may be provided for in the initial Letter of Credit, or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to an existing Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that issues such Letter of Credit or the Lenders, each Issuing Bank that issues a Letter of Credit hereunder hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of any Issuing Bank that issues a Letter of Credit hereunder, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Chicago, Illinois time, on the date that such LC Disbursement is made, if the Borrowers (or Borrower Representative) shall have received notice of such LC Disbursement prior to 10:00 a.m., Chicago, Illinois time, on such date, or, if such notice has not been received by the Borrowers (or Borrower Representative) prior to such time on such date, then not later than 12:00 noon, Chicago, Illinois time, on (i) the Business Day that the Borrowers (or Borrower Representative) receive such notice, if such notice is received prior to 10:00 a.m., Chicago, Illinois time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrowers (or Borrower Representative) receive such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrowers shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrowers do hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued such Letter of Credit the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank that issued such Letter of Credit or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their joint and several obligation to reimburse such LC Disbursement.

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EIGHTH RESTATED CREDIT AGREEMENT

(f) Obligations Absolute. The Borrowers’ obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be joint and several, absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit issued by such Issuing Bank against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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EIGHTH RESTATED CREDIT AGREEMENT

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Such Issuing Bank shall promptly notify (prior to making any such disbursement) the Administrative Agent and the Borrowers (or Borrower Representative) by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their joint and several obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, until the Borrowers shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced or resign at any time by written agreement among the Borrowers (or Borrower Representative), the Administrative Agent, such resigning or replaced Issuing Bank and, in the case of a replacement, the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation or replacement of an Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the resigning or replaced Issuing Bank pursuant to Section 3.05(b). In the case of the replacement of an Issuing Bank, from and after the effective date of such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

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EIGHTH RESTATED CREDIT AGREEMENT

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrowers (or Borrower Representative) receive notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), (ii) the Borrowers are required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), or (iii) the Borrowers are required to cash collateralize a Defaulting Lender’s LC Exposure pursuant to Section 5.06(c)(ii), then the Borrowers shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, (x) in the case of an Event of Default, the LC Exposure, (y) in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon and (z) in the case of a payment required by Section 5.06(c)(ii), the amount of such Defaulting Lender’s LC Exposure; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Credit Party described in Section 10.01(g) or Section 10.01(h). The Borrowers hereby grant to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrowers’ joint and several obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which any Credit Party may now or hereafter have against any such beneficiary, any Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Credit Parties’ obligations under this Agreement and the other Loan Documents in a “securities account” (within the meaning of Article 8 of the Uniform Commercial Code in effect from time to time in the State of New York, the “UCC”) over which the Administrative Agent shall have “control” (within the meaning of the UCC). Notwithstanding the foregoing, the Borrowers (or Borrower Representative) may direct the Administrative Agent and the “securities intermediary” (within the meaning of the UCC) to invest amounts credited to the securities account, at the Borrowers’ risk and expense, in Investments described in Section 9.05(c) through (f). Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse, on a pro rata basis, each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Credit Parties under this Agreement or the other Loan Documents. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrowers are not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid), which shall include interest or profits, if any, on investments that may accumulate in such account as provided hereinabove, shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the existence of a Defaulting Lender having LC Exposure, and the Borrowers are not otherwise required to provide cash collateral for any other purpose hereunder, then such amount of cash collateral provided, which shall include interest or profits, if any, on investments that may accumulate in such account as provided hereinabove, shall be returned to the Borrowers within three Business Days after the first date on which such Defaulting Lender’s LC Exposure no longer exists or on which such Defaulting Lender ceases to be a Defaulting Lender.

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EIGHTH RESTATED CREDIT AGREEMENT

Section 2.09 Reliance on Notices; Appointment of Borrower Representative. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Borrowing Request, Interest Election Request, request for Letter of Credit or similar notice believed by the Administrative Agent to be genuine. The Administrative Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for the Administrative Agent has actual knowledge to the contrary. Parent and each Borrower hereby designates Chaparral as its representative and agent on its behalf for the purposes of issuing Borrowing Requests, Interest Election Requests, receiving and disbursing proceeds of the Loans to the appropriate Borrower, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents, executing and delivering to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, and taking all other actions (including in respect of compliance with covenants) on behalf of any Credit Party under the Loan Documents. Borrower Representative hereby accepts such appointment. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 2.09. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Credit Parties, and may give any notice or communication required or permitted to be given to any Credit Party hereunder to Borrower Representative on behalf of such Credit Party. Parent and each Borrower agree that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Credit Party and shall be binding upon and enforceable against such Credit Party to the same extent as if the same had been made directly by such Credit Party. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

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EIGHTH RESTATED CREDIT AGREEMENT

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrowers hereby unconditionally, jointly and severally, promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c) Post-Default Rate. Notwithstanding the foregoing, during the occurrence and continuation of any Default, the Majority Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Majority Lenders notwithstanding any provision of Section 12.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that all Loans and all interest in respect of Loans, fees or other amounts outstanding hereunder shall bear interest at the Default Rate. Notwithstanding the foregoing, if (i) any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate or (ii) any Event of Default occurs under Section 10.01(g) or Section 10.01(h), all Loans and all interest, fees or other amounts outstanding hereunder shall bear interest at the Default Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

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EIGHTH RESTATED CREDIT AGREEMENT

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers (or Borrower Representative) and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers (or Borrower Representative) and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing (without giving effect to clause (c) of the definition of “Alternate Base Rate” contained herein).

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrowers (or Borrower Representative) shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Chicago, Illinois time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Chicago, Illinois time, on the Business Day of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

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EIGHTH RESTATED CREDIT AGREEMENT

(c) Mandatory Prepayments.

(i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amount pursuant to Section 2.06(b), the total Credit Exposures of all of the Lenders exceeds the total Commitments of all of the Lenders, then the Borrowers shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(ii) Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than Section 2.07(d)) or Section 8.13(c), if the total Credit Exposures of all of the Lenders exceeds the redetermined or adjusted Borrowing Base, then the Borrowers (or Borrower Representative) shall, within 10 days following receipt of the New Borrowing Base Notice in accordance with Section 2.07(e) or the date the adjustment occurs, provide written notice (the “Election Notice”) to the Administrative Agent stating the action which the Borrowers propose to take to remedy such excess, and the Borrowers shall thereafter, at their option, either (A) within 30 days following the delivery of the Election Notice, prepay the Borrowings in an aggregate principal amount equal to such excess, (B) eliminate such excess by making six (6) consecutive mandatory prepayments of principal on the Loan, each of which shall be in the amount of  1/6th of the amount of such excess, commencing on the first Monthly Date following the delivery of the Election Notice, and continuing on each Monthly Date thereafter, (C) within 30 days following the delivery of the Election Notice, submit (and pledge as Collateral) additional Oil and Gas Properties owned by the Borrowers for consideration in connection with the determination of the Borrowing Base which the Administrative Agent and the Lenders deem sufficient in their sole discretion to eliminate such excess, or (D) within 30 days following the delivery of the Election Notice, eliminate such excess through a combination of prepayments and submission of additional Oil and Gas Properties as set forth in subclauses (A) and (C) above. If any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, then the Borrowers shall pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrowers shall be jointly and severally obligated to deposit such cash collateral amount within five (5) Business Days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(e) or the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

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EIGHTH RESTATED CREDIT AGREEMENT

(iii) Upon any adjustments to the Borrowing Base pursuant to Section 2.07(d), if the total Credit Exposures of all of the Lenders exceeds the Borrowing Base as adjusted, then the Borrowers shall immediately (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrowers shall be jointly and severally obligated to make such prepayment and/or deposit of cash collateral on any Debt Issuance Date; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

(iv) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v) Subject to Section 4.03, each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05 Fees.

(a) Commitment Fees. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Borrowers jointly and severally agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall equal a percentage (being the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans) of the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, provided that in no event shall such fee be less than $300 during any quarter, (ii) to each Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum of the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $300 during any quarter, and (iii) to each Issuing Bank, for its own account, its standard and customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or processing of drawings thereunder. Participation fees and fronting fees with respect to any Letter of Credit accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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EIGHTH RESTATED CREDIT AGREEMENT

(c) Administrative Agent Fees. The Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between or among the Borrowers and the Administrative Agent, including the fees set forth in any separate fee letter.

Section 3.06 Joint and Several Liability; Rights of Contribution.

(a) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, the Borrowers desire to utilize their borrowing potential on a combined basis to the same extent possible if they were merged into a single corporate entity; (ii) each Borrower has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of the Administrative Agent and the Lenders hereunder and a desire of each Borrower that each Borrower execute and deliver to the Administrative Agent and the Lenders this Agreement; and (iv) each Borrower has requested and bargained for the structure and terms of and security for the Borrowings contemplated by this Agreement.

(b) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to the Administrative Agent and the Lenders for the full and prompt payment and performance of the obligations of each Borrower under this Agreement that may specify that a particular Borrower is responsible for a given payment or performance; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify the Administrative Agent and each Lender, on demand, for and against any loss incurred by the Administrative Agent or any Lender as a result of any of the obligations of any Borrower (the “Subject Borrower”) being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the Subject Borrower or any Person, the amount of such loss being the amount which the Administrative Agent or the Lenders (or any of them) would otherwise have been entitled to recover from the Borrowers.

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EIGHTH RESTATED CREDIT AGREEMENT

(c) It is the intent of each Borrower that the indebtedness, obligations and liabilities hereunder of no one of them be subject to challenge on any basis related to any federal or state law dealing with fraudulent conveyances or any other law related to transfers for less than fair or reasonably equivalent value. Accordingly, as of the date hereof, the liability of each Borrower under this Section 3.06 together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amounts sufficient to pay its probable net liabilities on its existing indebtedness as the same become absolute and matured (“Dated Liabilities”) is and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date (“Dated Assets”). To this end, each Borrower under this Section 3.06 (i) grants to and recognizes in each other Borrower ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower, and (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this Section 3.06. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that each Borrower will recognize, to at least the same extent of its aggregate recognition of liabilities hereunder, its rights to subrogation and contribution hereunder. It is a material objective of this Section 3.06 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder.

(d) Each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to the Administrative Agent and the Lenders regarding each Borrower, the corporate or other organizational structure of each Borrower, and the present financial condition of each Borrower. Upon or after the occurrence of an Event of Default and so long as it is continuing, each Borrower hereby agrees that the Majority Lenders shall have (in addition to any other right provided for in the Loan Documents) the right, in their sole credit judgment, to require that any or all of the following changes be made to these credit facilities: (i) restrict loans and advances between the Borrowers, and (ii) establish such other procedures (in consultation with the Borrowers) as shall be reasonably deemed by the Majority Lenders to be useful in tracking where Loans are made under this Agreement and the source of payments received by the Lenders on such Loans.

(e) Each Borrower waives any right to require the Administrative Agent or any Lender to proceed against any other Person, exhaust any Collateral or security for the Indebtedness, or to have any other Borrower or Credit Party joined with such Borrower in any suit arising out of the Indebtedness, this Agreement or any other Loan Document, or pursue any other remedy in the Administrative Agent’s or any Lender’s power. Each Borrower further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Indebtedness from time to time. Each Borrower further waives any defense arising by reason of any disability or other defense, other than the defense of payment, of any other Borrower or Credit Party or by reason of the cessation from any cause whatsoever of the liability of any other Borrower or Credit Party. Until all of the Indebtedness shall have been paid in full, no Borrower shall have any right to subrogation and each Borrower waives the right to enforce any remedy which the Administrative Agent or any Lender has or may hereafter have against any other Borrower or Credit Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by the Administrative Agent. Each Borrower authorizes the Administrative Agent and each Lender, without notice or demand and without any reservation of rights against such Borrower and without affecting such Borrower’s liability hereunder or on the Indebtedness, from time to time to (i) take or hold any other Property of any type from any other Person as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other Property; (ii) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any other Borrower or Credit Party in respect to any or all of the Indebtedness or other security for the Indebtedness; (iii) waive, enforce, modify, amend or supplement any of the provisions of any Loan Document with any Person other than such Borrower; and (iv) release or substitute any other Borrower or Credit Party.

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ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS.

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrowers. The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, Chicago, Illinois time, on the date when due, in dollars that constitute immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall not be refundable under any circumstances absent manifest error (e.g., as a result of a clerical mistake). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

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(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Credit Party or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrowers. Unless the Administrative Agent shall have received notice from the Borrowers (or Borrower Representative) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it hereunder then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), for so long as such failure exists (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent or the Issuing Bank to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its sole discretion.

Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Credit Parties (as applicable) unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of each Credit Party’s, as applicable, interest in and to production and all proceeds attributable thereto that may be produced from or allocated to the Collateral or, with respect to the Pledge Agreements, proceeds attributable to the pledge of Equity Interests thereunder. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds attributable to such production to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrowers and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds attributable to production to be paid to the Borrowers.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Eurodollar Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

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(b) Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) and reasonably detailed calculations therefor shall be delivered to the Borrowers (or Borrower Representative) and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers (or Borrower Representative) of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers (or Borrower Representative) pursuant to Section 5.04(b), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefor shall be delivered to the Borrowers (or Borrower Representative) and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Parent or such Borrower shall or shall cause such other Credit Party to make such deductions and (iii) Parent or such Borrower shall or shall cause such other Credit Party to pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers. The Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify each Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of such Agent, a Lender or an Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrowers (or Borrower Representative) and shall be conclusive absent manifest error. Failure or delay on the part of any Agent, Lender or Issuing Bank to demand compensation under this Section 5.03 shall not constitute a waiver of such Agent’s, Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Agent, Lender or Issuing Bank under this Section 5.03(c) for any Indemnified Taxes or Other Taxes paid by an Agent, Lender or Issuing Bank more than 180 days prior to such Agent’s, Lender’s or Issuing Bank’s demand for compensation for such payment.

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(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Credit Party to a Governmental Authority, the Borrowers (or Borrower Representative) shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrowers (or Borrower Representative) (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers (or Borrower Representative) as will permit such payments to be made without withholding or at a reduced rate.

(f) Tax Refunds. If an Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of such Agent or such Lender, jointly and severally agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.03 shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

Section 5.04 Mitigation Obligations.

(a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby jointly and severally agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b) Replacement of Lenders. If (i) any Lender advises the Administrative Agent that the Adjusted LIBO Rate or LIBO Rate, as applicable, will not adequately and fairly reflect the cost to such Lender of making or maintaining its Loans pursuant to Section 3.03, (ii) any Lender requests compensation under Section 5.01, (iii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iv) it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Loans pursuant to Section 5.05, (v) any Lender becomes a Defaulting Lender, (vi) any Lender has not approved an increase in the Borrowing Base proposed by the Administrative Agent pursuant to Section 2.07(c)(iii), or (vii) in addition to the foregoing, in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or the consent of each Lender affected thereby, the consent of the Supermajority Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent or release, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) if a Lender is removed as a Lender hereunder, the Borrowers have paid such Lender all amounts due and owing under this Agreement and the other Loan Documents, including, without limitation, all principal, accrued interest, fees and breakage costs, (2) in the case of a required assignment of interest, the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (3) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (4) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrowers (or Borrower Representative) and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrowers (or Borrower Representative) and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

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Section 5.06 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05(a);

(b) the Maximum Credit Amount and Credit Exposure of such Defaulting Lender shall not be included in determining whether Majority Lenders or the Required Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02);

(c) if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Credit Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 6.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 5.06(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 5.06(c), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 5.06(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) under Section 3.05(a) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized or reallocated; and

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(d) so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 5.06(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 5.06(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Effective Date; Initial Loans. This Agreement, and the obligations of the Lenders to make the initial Loans and of any Issuing Bank to issue Letters of Credit hereunder (exclusive of the Existing Letters of Credit), shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Credit Party setting forth (i) resolutions of its members, board of managers or board of directors (or comparable authority) with respect to the authorization of each Credit Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of each Credit Party (y) who are authorized to sign the Loan Documents to which each such Credit Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of organization, regulations or comparable charter documents of each Credit Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrowers (or Borrower Representative) to the contrary.

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(c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Credit Parties, which certificates shall be dated as of a recent date prior to the Effective Date.

(d) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(e) The Administrative Agent shall have received duly executed Notes payable to the order of each Lender in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

(f) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the applicable Security Instruments, together with (i) such UCC financing statements (duly authorized) as the Administrative Agent may request to perfect (or continue perfection of) the Liens granted pursuant to such Security Instruments, and (ii) certificates evidencing one hundred percent (100%) of the issued and outstanding Equity Interests of each Borrower, of every class (all such certificates, if any, shall be duly endorsed or accompanied by duly executed blank stock powers). In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens of the type described in clauses (a) to (d), (f) and (i) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total Recognized Value of the proved Oil and Gas Properties evaluated for purposes of establishing the initial Borrowing Base.

(g) The Administrative Agent shall have received the Financial Statements. The Administrative Agent acknowledges receipt of the Financial Statements.

(h) The Administrative Agent shall have received opinions of special counsel to the Borrowers and Parent, and, as applicable and necessary (as determined by the Administrative Agent in its sole reasonable discretion), opinions of local counsel, in each case, in a form reasonably acceptable to the Administrative Agent and its counsel.

(i) The Administrative Agent shall have received a certificate from the Borrowers’ insurance agent(s) summarizing the insurance coverage of the Borrowers and evidencing that the Borrowers are carrying insurance in accordance with Section 7.12.

(j) The Administrative Agent and/or its counsel shall have received title information as they may reasonably require setting forth the status of title to at least 80% of the total Recognized Value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report. The Administrative Agent acknowledges that it has received the required title information set forth in the immediately preceding sentence.

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(k) The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Credit Parties. The Administrative Agent acknowledges that it is reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Credit Parties.

(l) The Administrative Agent shall have received the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c). The Administrative Agent acknowledges receipt of the Initial Reserve Report.

(m) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Credit Parties in each jurisdiction requested by the Administrative Agent, other than Liens permitted by Section 9.03.

(n) The Administrative Agent shall have received, and satisfactorily completed its review of, a commodity price risk management policy of the Credit Parties. The Administrative Agent shall have received evidence reasonably satisfactory to it that such commodity price risk management policy shall have been implemented. The Administrative Agent acknowledges that it has received and is satisfied with its review of the Credit Parties’ commodity price risk management policy.

(o) In addition to the other Closing Transactions which shall have occurred and been consummated, the Private Placement shall have occurred and been consummated, or shall be occurring contemporaneously with the consummation of the financing provided for herein, in accordance with all Governmental Requirements and on the terms set forth in the Private Placement Documents, and the Administrative Agent shall have received a copy of each material Private Placement Document, together with a certificate of a Responsible Officer of Borrower Representative certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof. No provision of any such Private Placement Document shall have been waived, amended, supplemented or otherwise modified in any material respect without approval of the Administrative Agent. Parent shall have received (or shall receive contemporaneously with the consummation of the other Closing Transactions) aggregate gross proceeds of $300,000,000 from the Private Placement and contributed (or shall contribute contemporaneously with the consummation of the other Closing Transactions) all net proceeds thereof to Chaparral as a capital contribution.

(p) All approvals of Governmental Authorities and third parties necessary in connection with the Private Placement, the financing contemplated by this Agreement and the continuing operations of the Credit Parties (including shareholder approvals, if any) shall have been obtained on terms satisfactory to the Administrative Agent and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Private Placement or any of the Closing Transactions contemplated in this Agreement.

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(q) The capitalization structure and equity ownership of each Credit Party after giving effect to the Closing Transactions, including, without limitation, the Private Placement, shall be satisfactory to the Administrative Agent in all respects.

(r) The Administrative Agent shall have received, and satisfactorily completed its review of, all due diligence information regarding the Credit Parties as it shall have requested including, without limitation, (i) information regarding litigation, tax matters, accounting matters, insurance matters, labor matters, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of Parent, the Borrowers and their Restricted Subsidiaries, and (ii) financial information of Parent, the Borrowers and their Restricted Subsidiaries including, without limitation, pro forma projections in form and substance satisfactory to the Administrative Agent.

(s) After giving effect to the consummation of the Closing Transactions, the amount by which the total Commitments of all of the Lenders exceed the total Credit Exposures of all of the Lenders shall not be less than $250,000,000.

(t) The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably request.

All documents executed or submitted pursuant to this Section 6.01 by and on behalf of Parent, the Borrowers or any of their Restricted Subsidiaries shall be in form and substance satisfactory to the Administrative Agent and its counsel. The obligations of the Lenders to make Loans and of the Issuing Bank to issue a Letter of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived in accordance with Section 12.02(b)) at or prior to 2:00 p.m., Chicago, Illinois time, on April 12, 2010. Upon satisfaction of each of the conditions set forth in this Section 6.01, Borrower Representative shall execute and deliver the Certificate of Effectiveness. Upon the satisfaction of each of the conditions set forth in this Section 6.01 and the execution and delivery of the Certificate of Effectiveness, the Existing Credit Agreement shall automatically and completely be amended and restated on the terms set forth herein without necessity of any other action of the part of any Lender, the Administrative Agent or any Credit Party. Until the satisfaction of each of the conditions set forth in this Section 6.01 and the execution and delivery of the Certificate of Effectiveness, the Existing Credit Agreement shall remain in full force and effect in accordance with its terms.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

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(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or condition that has or could reasonably be expected to have a Material Adverse Effect shall have occurred.

(c) The representations and warranties of the Credit Parties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(d) The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or any Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in Section 6.02(a) through (d).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Parent and the Borrowers jointly and severally represent and warrant to the Lenders (which, with respect to representations and warranties made on the Effective Date, are deemed made after giving effect to the Closing Transactions) that:

Section 7.01 Organization; Powers. Each of Parent, the Borrowers and their Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

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Section 7.02 Authority; Enforceability. The Transactions are within each Credit Party’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational and, if required, member or stockholder action (including, without limitation, any action required to be taken by any class of members, managers or directors of any Credit Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which each Credit Party is a party has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders, members or any class of directors, whether interested or disinterested, of any Credit Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, regulations, by-laws or other organizational documents of any Credit Party or any other Person or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any other Person or its Properties (including, without limitation, any Permitted Bond Document), or give rise to a right thereunder to require any payment to be made by such Credit Party or such other Person and (d) will not result in the creation or imposition of any Lien on any Property of any Credit Party or any other Person (other than the Liens created by the Loan Documents).

Section 7.04 Financial Condition; No Material Adverse Change.

(a) Parent has heretofore furnished to the Lenders the Financial Statements. The Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent, and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since the date of the audited Financial Statements, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Credit Parties has been conducted only in the ordinary course consistent with past business practices.

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(c) Except as set forth on Schedule 7.20, in the Financial Statements or in a certificate delivered pursuant to Section 8.01(d), neither Parent, any Borrower nor any Restricted Subsidiary has any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.

Section 7.05 Litigation.

(a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Parent or any Borrower, threatened in writing against or affecting Parent, any Borrower or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06 Environmental Matters. Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(a) neither any Property of any Credit Party nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(b) no Property of any Credit Party nor the operations currently conducted thereon or, to the knowledge of Parent or any Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

(c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of each Credit Party, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and each Credit Party is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d) to the knowledge of Parent or any Borrower, all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of any Credit Party have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

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(e) each Credit Party has taken all steps reasonably necessary to determine and has determined that no material oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of any Credit Party except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f) to the extent applicable, all Property of each Credit Party currently satisfies all design, operation, and equipment requirements imposed by OPA, and no Credit Party has any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with OPA requirements during the term of this Agreement.

(g) no Credit Party has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each Credit Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No Credit Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require a Credit Party to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which any Credit Party or any of their Properties is bound.

(c) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each Credit Party has timely filed or caused to be filed all Tax returns (or extensions thereof) and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Credit Parties in respect of Taxes and other governmental charges are, in the reasonable opinion of Parent and the Borrowers, adequate. No Tax Lien has been filed and, to the knowledge of Parent or any Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

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Section 7.10 ERISA.

(a) Each Credit Party and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c) Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or an application for such letter is currently being processed by the Internal Revenue Service with respect thereto and, to the best knowledge of Borrower, a Restricted Subsidiary, and its ERISA Affiliates, nothing has occurred which would prevent, or cause the loss of, such qualification, or if no determination letter has been received or an event has occurred resulting in the loss of such qualification, such failure or loss of qualification shall not be reasonably expected to result in material liability.

(d) Except as could not reasonably be expected to result in liability in excess of $5,000,000, no act, omission or transaction has occurred which could result in imposition on any Credit Party or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(e) No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Credit Party or any ERISA Affiliate has been or is expected by any Credit Party or any ERISA Affiliate to be incurred with respect to any Plan.

(f) No ERISA Event with respect to any Plan has occurred or is reasonably expected to occur.

(g) Full payment when due has been made of all amounts which any Credit Party or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(h) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of Parent’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

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(i) Neither any Credit Party nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by any Credit Party or any ERISA Affiliate in its sole discretion at any time without any material liability.

(j) Neither any Credit Party nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(k) Neither any Credit Party nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.11 Disclosure; No Material Misstatements. Parent and the Borrowers have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which Parent, any Borrower or any of their Restricted Subsidiaries is subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Taken as a whole, none of the other reports, financial statements, certificates or other information furnished by or on behalf of Parent, any Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contain material misstatements of fact or omit to state material facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, Parent and the Borrowers jointly and severally represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. To the knowledge of Parent and the Borrowers, there is no fact peculiar to Parent, any Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of Parent, any Borrower or any Restricted Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions known to Parent or any Borrower in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Credit Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

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Section 7.12 Insurance. Parent and the Borrowers have, and have caused all their Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Credit Parties. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance. All premiums in respect of such insurance policies, to the extent then due and payable, have been paid. Schedule 7.12 sets forth a description of all insurance maintained by or on behalf of Parent and the Borrowers as of the Effective Date.

Section 7.13 Restriction on Liens. Neither Parent, any Borrower nor any of their Restricted Subsidiaries is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.14 Subsidiaries. Schedule 7.14 sets forth, as of the date hereof, all of the Persons in which Parent directly or indirectly owns any Equity Interests and the authorized, issued and outstanding Equity Interests of each such Person including the names and beneficial owners of such Equity Interests. Parent has no Restricted Subsidiaries that are not Borrowers, each Restricted Subsidiary is a Wholly-Owned Subsidiary, and Parent does not have any Foreign Subsidiaries.

Section 7.15 Location of Business and Offices. The jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business of Parent and each other Person listed on Schedule 7.14 is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(j)).

Section 7.16 Properties; Titles, Etc.

(a) Except as disclosed in Schedule 7.16, each Credit Party has good and defensible title in all material respects to the proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report (excluding, to the extent this representation and warranty is deemed to be made after the Effective Date, any such Oil and Gas Properties sold or transferred in compliance with Section 9.12) and good title in all material respects to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, a Credit Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Credit Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Credit Party’s net revenue interest in such Property.

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(b) All material leases and agreements necessary for the conduct of the business of the Credit Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Credit Parties including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Credit Parties to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d) All of the material Properties of the Credit Parties which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e) Each Credit Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Credit Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) to the knowledge of Parent and the Borrowers, none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Credit Parties that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing that are operated by any Credit Party, in a manner consistent with any such Credit Party’s past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expect to have a Material Adverse Effect).

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Section 7.18 Gas Imbalances, Prepayments. As of the date hereof, except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require any Credit Party to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 50 mmcf equivalent in the aggregate.

Section 7.19 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts Parent and the Borrowers jointly and severally represent that they or their Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Credit Parties’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20 Swap Agreements. Schedule 7.20, as of the date hereof after giving effect to the Closing Transactions and the unwinding of any Swap Agreements that may be occurring contemporaneously with the Closing Transactions, and after the date hereof, each report required to be delivered by the Borrowers pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of each Credit Party (including, without limitation, all Existing Swap Agreements), the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as calculated within the prior ten (10) Business Days or, with respect to Schedule 7.20 on the date hereof, as calculated on or about March 31, 2010), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to refinance Existing Indebtedness, to pay fees and expenses incurred in connection with the consummation of the Closing Transactions, to provide working capital for exploration and production, and for general corporate purposes of the Borrowers, including but not limited to the drilling, operating and acquisition of exploration and production properties or any other payments, in each case, to the extent permitted under this Agreement. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

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Section 7.22 Solvency. Before and after giving effect to the transactions contemplated hereby, (a) the aggregate assets, at a fair valuation, of the Credit Parties, taken as a whole, will exceed the aggregate Debt of the Credit Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Credit Parties will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt as such Debt becomes absolute and matures and (c) each of the Credit Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23 Private Placement Documents. The Borrowers have provided to the Administrative Agent and the Lenders a true and correct copy of the material Private Placement Documents. No rights or obligations of any party to any of the Private Placement Documents have been waived and no Credit Party that is a party to any of the Private Placement Documents is in default of its obligations or in breach of any representations or warranties made by it thereunder. Each of the Private Placement Documents is a valid, binding and enforceable obligation of each Credit Party that is a party thereto in accordance with its terms and is in full force and effect. To the knowledge of Parent or any Borrower, (a) no party to any of the Private Placement Documents is in default of its obligations or in breach of any representations or warranties made by it thereunder, and (b) each of the Private Placement Documents is a valid, binding and enforceable obligation of each party thereto in accordance with its terms.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, Parent and the Borrowers jointly and severally covenant and agree with the Lenders that:

Section 8.01 Financial Statements; Other Information. Parent and the Borrowers (or Borrower Representative) will furnish to the Administrative Agent and each Lender (it being understood and agreed that the financial statements referred to in clauses (a) and (b) below may be furnished by Parent and the Borrowers by filing such financial statements with the SEC so long as such financial statements are made publicly available by the SEC):

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of Parent, Parent’s audited consolidated balance sheet and related statements of operations, stockholders’ equity, cash flows and volume of production and sales attributable to production as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a firm of independent public accountants proposed by Parent and approved by the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

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(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each fiscal quarter of each fiscal year of Parent, commencing with the fiscal quarter ending March 31, 2010, Parent’s consolidated balance sheet and related statements of operations, stockholders’ equity, cash flows and volume of production and sales attributable to production as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer — Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of Borrower Representative in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and Section 9.01 (provided, that, notwithstanding the foregoing, calculations of both the Consolidated Total Debt to Consolidated EBITDAX ratio and the Consolidated Net Debt to Consolidated EBITDAX ratio shall be included in each such certificate regardless of whether such ratio is being tested at such time), and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited Financial Statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d) Certificate of Financial Officer — Swap Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer of Borrower Representative, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e) Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of Parent’s audited annual financial statements under Section 8.01(a), a certificate of insurance coverage from Borrowers’ insurance agent(s) with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender in writing, all copies of applicable policies.

(f) Notice of SEC and Other Filings; Reports to Shareholders. Promptly after the same are filed or become publicly available, as applicable, (i) written notice of the filing of any periodic and other reports, proxy statements and other materials filed by any Credit Party with the SEC (other than Forms 10-Q and 10-K) and (ii) copies of materials distributed by Parent or any Borrower to its shareholders or equityholders generally.

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(g) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(h) Notice of Sales of Oil and Gas Properties. In the event any Credit Party intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties that have a fair market value in excess of $5,000,000 or any Equity Interests in any Restricted Subsidiary of Parent or any Borrower that have a fair market value in excess of $5,000,000, or terminate or otherwise unwind any Swap Agreement in respect of commodities (including, as applicable, any trade confirmations made pursuant thereto), in accordance with Section 9.12(e), prior written notice of such disposition, the price thereof and the anticipated date of closing.

(i) Notice of Casualty Events. Prompt written notice, and in any event within five Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(j) Information Regarding Borrowers and Guarantors. Prompt written notice (and in any event within ten (10) Business Days prior thereto) of any change (i) in any Credit Party’s corporate or organizational name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Credit Party’s chief executive office or principal place of business, (iii) in any Credit Party’s identity or corporate or organizational structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in any Credit Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in any Credit Party’s federal taxpayer identification number. Each Credit Party agrees not to effect or permit any change referred to in the immediately preceding sentence unless all filings have been made under the UCC or otherwise that are required for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest (subject to Liens permitted under Section 9.03 that had priority as of the initial grant of such security interest) in the Collateral.

(k) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of organization, regulations, any preferred stock designation or any other organic document of any Credit Party.

(l) Permitted Bond Debt. Promptly, but in any event within two (2) Business Days after such delivery or receipt, copies of any financial or other report or notice delivered to, or received from, any holder of any Permitted Bond Debt (or the notes evidencing same), which report or notice has not been delivered to Lenders hereunder.

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(m) Certificate of Financial Officer – Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of Parent are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of Parent; provided, that, no such certificate shall be required when both (i) (A) the aggregate net income of all Unrestricted Subsidiaries for the fiscal period covered by the financial statements delivered under Section 8.01(a) is less than $1,000,000, or (B) the aggregate net income of all Unrestricted Subsidiaries for the fiscal period covered by the financial statements delivered under Section 8.01(b) is less than $250,000, as applicable, and (ii) the aggregate liabilities of all Unrestricted Subsidiaries as of the last date of the fiscal period covered by the applicable financial statements is less than $10,000,000.

(n) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Parent, any Borrower or any Restricted Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02 Notices of Material Events. The Borrowers (or Borrower Representative) will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default and/or any non-compliance with Section 8.13(b);

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against Parent, any Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, if adversely determined, could reasonably be expected to result in liability in excess of $5,000,000, after taking into account the application of proceeds from insurance coverage;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding $5,000,000, after taking into account the application of proceeds from insurance coverage; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

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Section 8.03 Existence; Conduct of Business. Parent and each Borrower will, and will cause each other Credit Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Section 8.04 Payment of Obligations. Parent and each Borrower will, and will cause each other Credit Party to, pay its obligations, including Tax liabilities of any Credit Party before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of any Credit Party.

Section 8.05 Performance of Obligations under Loan Documents. The Borrowers will pay the Loans and the Notes according to the reading, tenor and effect thereof, and Parent and each Borrower will, and will cause each other Credit Party to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06 Operation and Maintenance of Properties. Except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect, Parent and each Borrower, at its own expense, will, and will cause each other Credit Party to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material producing Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its proved Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

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(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its proved Oil and Gas Properties and other material Properties.

(e) operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

(f) to the extent a Credit Party is not the operator of any Property, the Credit Parties shall not be obligated to directly perform any undertakings contemplated by the covenants and agreements contained in this Section 8.06 which are performable only by such operators and are beyond the control of the Credit Parties, but shall be obligated to seek to enforce such operators’ contractual obligations to maintain, develop and operate the Properties subject to such operating agreements, and Parent and the Borrowers shall, and shall cause the other Credit Parties to, use reasonable efforts to cause the operator to comply with this Section 8.06.

Section 8.07 Insurance. Parent and each Borrower will, and will cause each other Credit Party to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent. As of the Effective Date, the character, coverage, amount and insurers of Parent’s and the Borrowers’ insurance policies set forth on Schedule 7.12 hereto are satisfactory to and approved by the Administrative Agent and the Lenders.

Section 8.08 Books and Records; Inspection Rights. Parent and each Borrower will, and will cause each other Credit Party to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Parent and each Borrower will, and will cause each other Credit Party to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested on an individual and aggregate basis.

Section 8.09 Compliance with Laws. Parent and each Borrower will, and will cause each other Credit Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the extent a Credit Party is not the operator of any Property, the Credit Parties shall not be obligated to directly perform any undertakings contemplated by the covenants and agreements contained in this Section 8.09 which are performable only by such operators and are beyond the control of the Credit Parties, but shall be obligated to seek to enforce such operators’ contractual obligations to maintain, develop and operate the Properties subject to such operating agreements, and Parent and the Borrowers shall, and shall cause the other Credit Parties to, use reasonable efforts to cause the operator to comply with this Section 8.09.

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Section 8.10 Environmental Matters.

(a) Parent and each Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each other Credit Party and each other Credit Party’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each other Credit Party not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of such Credit Party’s Properties or any other Property to the extent caused by such Credit Party’s operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Credit Party to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of such Credit Party’s Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of such Credit Party’s Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each other Credit Party to establish and implement, such procedures as may be necessary to continuously determine and assure that such Credit Party’s obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect

(b) The Borrowers (or Borrower Representative) will promptly, but in no event later than five Business Days of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against any Credit Party or their Properties of which any Credit Party has knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if Parent and the Borrowers reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $5,000,000, not fully covered by insurance, subject to normal deductibles.

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(c) Parent and each Borrower will, and will cause each other Credit Party to, undertake reasonable environmental audits and tests upon reasonable request by the Administrative Agent no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

(d) To the extent a Credit Party is not the operator of any Property, the Credit Parties shall not be obligated to directly perform any undertakings contemplated by the covenants and agreements contained in this Section 8.10 which are performable only by such operators and are beyond the control of the Credit Parties, but shall be obligated to seek to enforce such operators’ contractual obligations to maintain, develop and operate the Properties subject to such operating agreements, and Parent and the Borrowers shall, and shall cause the other Credit Parties to, use reasonable efforts to cause the operator to comply with this Section 8.10.

Section 8.11 Further Assurances.

(a) Parent and each Borrower at its expense will, and will cause each other Credit Party to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of Parent, any Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the Property intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b) Parent and the Borrowers hereby authorize the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Credit Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12 Reserve Reports.

(a) On or before April 1st and October 1st of each year, commencing October 1, 2010, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of December 31st (to be furnished by April 1st of the following year) of each year shall be prepared by (i) one or more Approved Petroleum Engineers with respect to not less than eighty percent (80%) of the Recognized Value of the Borrowers’ proved Oil and Gas Properties, and (ii) the chief engineer of the Borrowers with respect to the remaining twenty percent (20%) (or such lesser percentage as may not be covered pursuant to clause (i) above) of the Recognized Value of the Borrowers’ proved Oil and Gas Properties, and the June 30th Reserve Report (to be furnished by October 1st) of each year shall be prepared by or under the supervision of the chief engineer of the Borrowers. In each case, the chief engineer of the Borrowers shall certify that such Reserve Report is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report.

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(b) In the event of an Interim Redetermination or an Optional Swap Unwind Redetermination, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrowers who shall certify such Reserve Report to be based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report except that the Properties covered by such report may, in the discretion of the Borrowers, be limited to the proved Oil and Gas Properties acquired since the last redetermination of the Borrowing Base (provided, that, in connection with any Interim Redetermination requested by the Administrative Agent pursuant to Section 2.07(b)(ii) (or any Optional Swap Unwind Redetermination requested by the Administrative Agent pursuant to Section 2.07(b)(iv), the Reserve Report shall cover such additional Oil and Gas Properties of the Borrowers as the Required Lenders may reasonably request). For any Interim Redetermination requested by the Administrative Agent or the Borrowers pursuant to Section 2.07(b)(ii) or Section 2.07(b)(iii) or for any Optional Swap Unwind Redetermination requested by the Administrative Agent pursuant to Section 2.07(b)(iv), the Borrowers shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than forty-five (45) days following the receipt of such request. Each Reserve Report prepared by the chief engineer of the Borrowers and delivered to the Administrative Agent hereunder shall be accompanied by a reconciliation to the most recently delivered Reserve Report prepared by one or more Approved Petroleum Engineers.

(c) With the delivery of each Reserve Report, the Borrowers shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer of Borrower Representative certifying that to his knowledge, after reasonable investigation, in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, (ii) the Credit Parties own good and defensible title to the proved Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require any Credit Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrowers could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the proved Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Borrowing Base that the value of such Mortgaged Properties represent.

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Section 8.13 Title Information.

(a) As of the Effective Date, the Administrative Agent or its counsel shall have received satisfactory title information on at least 80% of the total Recognized Value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report. Additionally, on or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrowers will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered, satisfactory title information on at least 80% of the total Recognized Value of the proved Oil and Gas Properties evaluated by such Reserve Report.

(b) If the Borrowers have provided title information for additional Properties under Section 8.13(a), the Borrowers shall, within 90 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that they shall have received, together with title information previously delivered, satisfactory title information on at least 80% of the total Recognized Value of the proved Oil and Gas Properties evaluated by such Reserve Report.

(c) If the Borrowers are unable to cure any title defect requested to be cured within the 90-day period or the Borrowers do not comply with the requirements to provide acceptable title information covering 80% of the total Recognized Value of the proved Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by any Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Collateral after the 90-day period has elapsed, such unacceptable Collateral shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrowers (or Borrower Representative) and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrowers to be in compliance with the requirement to provide acceptable title information on 80% of the total Recognized Value of the proved Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

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Section 8.14 Collateral; Additional Collateral; Guarantees; Additional Subsidiaries.

(a) Subject to the provisions of Section 8.14(b), the Indebtedness shall, at all times, be secured by first and prior Liens (subject only to Excepted Liens) covering and encumbering (i) not less than 80% of the total Recognized Value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report (including the Initial Reserve Report), and (ii) all of the issued and outstanding Equity Interests owned by Parent, each Borrower and each Subsidiary of each Borrower and each Subsidiary, as applicable.

(b) On the Effective Date, the Borrowers shall deliver to the Administrative Agent for the ratable benefit of each Secured Party, Mortgages and amendments to mortgages, each in form and substance acceptable to the Administrative Agent and duly executed by the Borrowers, as applicable, together with (i) such other assignments, conveyances, amendments, agreements and other writings (each duly authorized and executed) as the Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens (subject only to Excepted Liens of the type described in clauses (a) to (d), (f) and (i) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total Recognized Value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report; and (ii) such opinions of counsel as the Administrative Agent shall deem necessary or appropriate with respect to the form, sufficiency and other matters regarding such Mortgages and amendments to mortgages as the Administrative Agent shall reasonably request. Further, in connection with each redetermination of the Borrowing Base, the Borrowers shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 80% of the total Recognized Value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total Recognized Value, then Parent and the Borrowers shall, and shall cause the other Credit Parties to, grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens of the type described in clauses (a) to (d), (f) and (i) of the definition thereof, but subject to the provisos at the end of such definition) on additional proved Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total Recognized Value. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

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EIGHTH RESTATED CREDIT AGREEMENT

(c) The Indebtedness shall be fully guaranteed by Parent pursuant to the Guaranty Agreement, and Parent and the Borrowers shall cause any Restricted Subsidiary hereafter created or acquired (to the extent permitted hereunder) to become a Borrower hereunder by executing and delivering to Administrative Agent a Joinder Agreement. In connection with the foregoing, Parent and the Borrowers shall, or shall cause such hereafter created or acquired Restricted Subsidiary to, (i) execute and deliver a Joinder Agreement executed by such hereafter created or acquired Restricted Subsidiary, (ii) pledge all of the Equity Interests of such hereafter created or acquired Restricted Subsidiary (including, without limitation, delivery of original stock certificates or other certificates evidencing the Equity Interests of such hereafter created or acquired Restricted Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent, including, documentation or other evidence reasonably requested by the Administrative Agent to comply with the Administrative Agent’s and the other Secured Parties’ “know your customer” and anti-money laundering rules and regulations. Parent and Borrowers shall cause any Person (other than any Credit Party or any Restricted Subsidiary hereafter created or acquired) that guarantees the obligations with respect to Permitted Bond Debt to execute and deliver to the Administrative Agent a Guaranty Agreement.

(d) Unless designated as an Unrestricted Subsidiary in accordance with this paragraph, any Person that becomes a Subsidiary of Parent or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary. Parent or the Borrowers may designate by written notification thereof to the Administrative Agent, any newly created or newly acquired Subsidiary, as an Unrestricted Subsidiary at the time such Subsidiary is created or acquired if (i) prior, and after giving effect, to such designation, no Default exists and total Credit Exposures of all of the Lenders do exceed the Borrowing Base and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the applicable Credit Party’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05. No Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(e) If Parent or the Borrowers desire to designate any Unrestricted Subsidiary to be a Subsidiary after the date hereof, Parent and the Borrowers shall cause such Person to comply with Section 8.14(c), at which time such Subsidiary shall cease to be an “Unrestricted Subsidiary” and shall become a “Subsidiary” for purposes of this Agreement and the other Loan Documents without any amendment, modification or other supplement to any of the foregoing.

Section 8.15 ERISA Compliance. Except as could not reasonably be expected to result in liability to Parent, the Borrowers and their Subsidiaries of more than $5,000,000 individually or in the aggregate (after taking into account the application of proceeds from insurance coverage), Parent and the Borrowers will promptly furnish and will cause the other Credit Parties and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) promptly upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action Parent, the Borrowers, the other Credit Party or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) promptly upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in liability to Parent, the Borrowers and the other Credit Parties of more than $5,000,000 individually or in the aggregate (after taking into account the application of proceeds from insurance coverage), Parent and each Borrower will, and will cause each other Credit Party and ERISA Affiliate to, (A) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (B) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

Section 8.16 Commodity Price Risk Management Policy. The Credit Parties shall maintain a commodity price risk management policy, which policy shall be reasonably acceptable to the Administrative Agent.

Section 8.17 Unrestricted Subsidiaries. The Credit Parties:

(a) will cause the management, business and affairs of each of the Borrowers and their Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof (to the extent required hereunder) and by not permitting Properties of the Credit Parties to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Credit Parties.

(b) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, any Borrower or any Restricted Subsidiary.

ARTICLE IX

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, Parent and the Borrowers jointly and severally covenant and agree with the Lenders that:

Section 9.01 Financial Covenants.

(a) Current Ratio. Commencing with the fiscal quarter ending June 30, 2010, Parent will not permit, as of the last day of any fiscal quarter, the Current Ratio to be less than 1.0 to 1.0.

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EIGHTH RESTATED CREDIT AGREEMENT

(b) Consolidated Total Debt to Consolidated EBITDAX. Commencing with the fiscal quarter ending June 30, 2010, Parent will not permit, as of the last day of any fiscal quarter, to the extent any Borrowings are outstanding on such day, the ratio of Consolidated Total Debt (on such date) to Consolidated EBITDAX (for each Rolling Period ending on such date) or Annualized Consolidated EBITDAX for such Rolling Period in the case of Rolling Periods ending on or prior to December 31, 2010 to be greater than (i) 4.50 to 1.0 for the Rolling Periods ending on June 30, 2010, September 30, 2010, and December 31, 2010 (ii) 4.25 to 1.0 for the Rolling Periods ending on March 31, 2011, June 30, 2011 and September 30, 2011 and (iii) 4.00 to 1.0 for the Rolling Period ending on December 31, 2011 and for each Rolling Period thereafter.

(c) Consolidated Net Debt to Consolidated EBITDAX. Commencing with the fiscal quarter ending June 30, 2010, Parent will not permit, as of the last day of any fiscal quarter, to the extent no Borrowings are outstanding on such day, the ratio of Consolidated Net Debt (on such date) to Consolidated EBITDAX (for each Rolling Period ending on such date) or Annualized Consolidated EBITDAX for such Rolling Period in the case of Rolling Periods ending on or prior to December 31, 2010 to be greater than (i) 4.50 to 1.0 for the Rolling Periods ending on June 30, 2010, September 30, 2010, and December 31, 2010 (ii) 4.25 to 1.0 for the Rolling Periods ending on March 31, 2011, June 30, 2011 and September 30, 2011 and (iii) 4.00 to 1.0 for the Rolling Period ending on December 31, 2011 and for each Rolling Period thereafter.

Section 9.02 Debt. Parent and the Borrowers will not, and will not permit any other Credit Party to, incur, create, assume or suffer to exist any Debt, except:

(a) the Notes and the other Indebtedness.

(b) Debt of the Credit Parties that is both (i) existing on the date hereof that is reflected in the Financial Statements and (ii) not of a type permitted under clauses (a) through (l) of this Section; provided that the principal amount of such Debt may not be increased.

(c) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business, of which no more than $5,000,000 (in the aggregate) are greater than ninety (90) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(d) Debt associated with worker’s compensation claims, performance, bid, surety or similar bonds or surety obligations required by Governmental Requirements or third parties in connection with the operation of the Oil and Gas Properties.

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EIGHTH RESTATED CREDIT AGREEMENT

(e) intercompany Debt between any Borrower and any other Borrower so long as the Equity Interests of each such Borrower have been pledged pursuant to a Pledge Agreement; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than a Borrower for which the Equity Interests of such Borrower have been pledged pursuant to a Pledge Agreement, and, provided further, that any such Debt owed by a Borrower shall be subordinated to the Indebtedness (and each Borrower hereby agrees that if an Event of Default shall have occurred and be continuing, such Borrower will not permit any other Borrower to repay and such Borrower will not accept payment from any other Borrower of, such indebtedness permitted under this clause (d) or any part thereof without the prior written consent of Lenders).

(f) endorsements of negotiable instruments for collection in the ordinary course of business.

(g) Permitted 2005 Bond Debt and Permitted 2007 Bond Debt, in each case, issued on or prior to January 18, 2007 and guarantee obligations of any Credit Party in respect thereof; provided, that such guarantee obligations are on terms and conditions satisfactory to the Administrative Agent in its sole discretion.

(h) Additional Permitted Debt and guarantee obligations of any Credit Party in respect thereof; provided, that (i) such guarantee obligations are on terms and conditions satisfactory to the Administrative Agent in its sole discretion, (ii) the aggregate principal amount of Additional Permitted Debt incurred during the term of this Agreement shall not exceed $300,000,000 and (iii) upon the issuance or incurrence of any Additional Permitted Debt, after giving effect to any Automatic Debt Issuance Redetermination required under Section 2.07(d) and any mandatory prepayment required under Section 3.04(c)(iii), the total Credit Exposures of all of the Lenders does not exceed the Borrowing Base.

(i) Taxes, assessments or other governmental charges which are not yet due or are being contested in good faith in accordance with Section 8.04(a).

(j) Debt (other than in connection with a loan or lending transaction) incurred in the ordinary course of business for drilling, completing, leasing and reworking oil, gas and CO2 wells or the treatment, distribution, transportation or sale of production therefrom; provided, however, such Debt shall not be deemed to refer to or include any long term debt.

(k) Debt of Real Estate obtained for purposes of (i) building expansion and the refinancing of existing Debt related to real estate at 701 Cedar Lake Blvd., Oklahoma City, Oklahoma, and (ii) acquisitions of property for field offices, limited to no more than $17,250,000, in the aggregate, secured by real estate (and specifically no Oil and Gas Properties or other Collateral of the Lenders or Administrative Agent shall be provided by any Credit Party to secure such Debt of Real Estate), and guarantee obligations (on terms and conditions satisfactory to the Administrative Agent in its sole discretion) of any Credit Party in respect thereof; provided, however, such Debt is subject to Administrative Agent’s prior written approval of the terms and conditions of any lease of such real estate and the final terms and conditions of the commitment of the lender involved in the acquisition and/or expansion of such real estate.

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EIGHTH RESTATED CREDIT AGREEMENT

(l) Indebtedness which represents an extension, refinancing, or renewal of any of the foregoing; provided that, (i) the principal amount of such Debt is not increased (other than by the costs, fees, and expenses and by accrued and unpaid interest paid in connection with any such extension, refinancing or renewal), (ii) the interest rate of such Debt is not increased (except that extensions, refinancings or renewals of Permitted 2005 Bond Debt and/or Permitted 2007 Bond Debt, in each case, issued on or prior to January 18, 2007 may increase the interest rate applicable to such Permitted Bond Debt on the date hereof by no more than three percent (3%) per annum), (iii) any Liens securing such Debt are not extended to any additional property of any Credit Party, (iv) no Credit Party that is not originally obligated with respect to repayment of such Debt is required to become obligated with respect thereto, (v) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Debt so extended, refinanced or renewed (and, with respect to Permitted Bond Debt, such extension, refinancing or renewal does not result in any principal amount owing in respect of Permitted Bond Debt becoming due earlier than the date that is 180 days following the Maturity Date), (vi) the terms of any such extension, refinancing, or renewal are not materially less favorable to the obligor thereunder, taken as a whole, than the original terms of such Debt and (vii) if the Debt that is refinanced, renewed, or extended was subordinated in right of payment to the Indebtedness, then the terms and conditions of the refinancing, renewal, or extension Debt must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Debt.

(m) liabilities on any Swap Agreement permitted hereunder, including those resulting from the requirements of, or compliance with, ASC Topic 815 and ASC Topic 410.

(n) other Debt including, without limitation, Equipment and Fixture Financing Debt not to exceed $40,000,000 in the aggregate at any one time outstanding.

Section 9.03 Liens. Parent and the Borrowers will not, and will not permit any other Credit Party to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing any Indebtedness.

(b) Excepted Liens.

(c) Liens on real estate (but specifically no Oil and Gas Properties or other Collateral of the Lenders or the Administrative Agent) securing the Debt described in Section 9.02(k).

(d) Liens (i) on Property other than Oil and Gas Properties and other Collateral not otherwise permitted by the foregoing clauses of this Section 9.03 and (ii) on fixed or capital assets or motor vehicles acquired, constructed or improved by any Credit Party so long as (A) such security interests secure Equipment and Fixture Financing Debt, (B) the Debt secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets or motor vehicles and (C) such security interests shall not apply to any other property or assets of such Credit Party or any other Credit Party; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(d) shall not exceed $30,000,000.

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EIGHTH RESTATED CREDIT AGREEMENT

Section 9.04 Restricted Payments. Parent and the Borrowers will not, and will not permit any other Credit Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders, make any prepayment of Debt described in clause (a) of the definition of “Debt” (other than permitted prepayments of Loans outstanding under this Agreement), or make any distribution of its Property to its Equity Interest holders, except, provided (i) no Default or Event of Default exists or would exist after giving effect to such distribution, prepayment or repurchase and (ii) total Credit Exposures of all of the Lenders do not exceed the Borrowing Base on the date any such distribution is declared or paid or prepayment or repurchase is made, (a) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (b) the Borrowers may make prepayments of Debt for borrowed money in an aggregate principal amount not to exceed $10,000,000 during any calendar year, (c) Parent may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and (d) so long as, after giving effect to such repurchase, the amount by which the total Commitments of all of the Lenders exceeds the total Credit Exposures of all of the Lenders is not less than twenty-five percent (25%) of the Borrowing Base then in effect, Parent may repurchase Equity Interests issued by it to any CCMP Party as part of the Private Placement in an aggregate principal amount not to exceed $10,000,000 during the term of this Agreement.

Section 9.05 Investments, Loans and Advances. Parent and the Borrowers will not, and will not permit any other Credit Party to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments made on or prior to the Effective Date which are disclosed to the Lenders in Schedule 9.05 or reflected in the Financial Statements; provided that no Credit Party may make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Investments pursuant to this clause (a).

(b) accounts receivable arising in the ordinary course of business.

(c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, (i) any Lender or (ii) any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).

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EIGHTH RESTATED CREDIT AGREEMENT

(f) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g) Investments made by any Borrower in or to any other Borrower so long as the Equity Interests of such other Borrower have been pledged pursuant to a Pledge Agreement.

(h) subject to the limits in Section 9.06, Investments in direct ownership interests by the Borrowers in additional Oil and Gas Properties, gas gathering, processing and transportation systems and all other assets contemplated by the permitted business of the Borrowers, including, without limitation, the ownership, development and transportation of CO 2 supplies, located within the geographic boundaries of the United States of America including the outer continental shelf thereof.

(i) entry by the Borrowers into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas and CO2, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures of the Borrowers in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in other Persons; provided, however, that none of the foregoing shall involve the incurrence of any Debt not permitted by Section 9.02.

(j) repurchase agreements of (i) any Lender or (ii) a commercial bank in the United States and Canada if the commercial paper of such bank or of the bank holding company of which such bank is a wholly owned subsidiary is rated in the highest rating categories of S&P, Moody’s, or any other rating agency satisfactory to the Majority Lenders, that are fully secured by securities described in Section 9.05(c).

(k) Investments, limited to an amount not in excess of $4,500,000 (which is in addition to the amount permitted by Section 9.02(k) borrowed for construction) to expand the current office building located in Oklahoma City, Oklahoma for use by the Borrowers; provided, however, such Investment is subject to the Administrative Agent’s prior written approval of the terms and conditions of a lease of such real estate and the final terms and conditions of the commitment of the lender involved in the acquisition and/or expansion of such real estate.

(l) Investments arising from the endorsement of financial instruments in the ordinary course of business.

(m) Investments made after the date hereof, not to exceed $5,000,000 (valued at cost at the time such Investment is made, without giving effect to any write-downs, write-offs or appreciation with respect to such Investments) in the aggregate, made by Chaparral in Chaparral Biofuels to enable Chaparral Biofuels to make Investments in Oklahoma Ethanol.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

(n) Investments consisting of guarantees of Permitted Bond Debt (or any Debt which represents an extension, refinancing or renewal of such Permitted Bond Debt which is permitted under this Agreement) by any Credit Party.

(o) other Investments, loans or advances not to exceed $30,000,000 (valued at cost at the time such Investment is made, without giving effect to any write-downs, write-offs or appreciation with respect to such Investments) in the aggregate at any time.

Section 9.06 Nature of Business. Parent and the Borrowers will not, and will not permit any other Credit Party to, allow any material change to be made in the character of its business as carried on as of the date hereof and no hereafter created or acquired Restricted Subsidiary which becomes a Borrower hereunder pursuant to Section 8.14(c) shall engage in any business that is not reasonably related to the character of the Credit Parties’ business on the date hereof as an oil and gas exploration and production company.

Section 9.07 Limitation on Operating Leases. Parent and the Borrowers will not, and will not permit any other Credit Party to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Credit Parties pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $15,000,000 in the aggregate during any fiscal year; provided, however, that, the foregoing restriction shall not apply to oil, gas and mineral leases, CO2 leases or supply agreements, or permits or similar agreements entered into in the ordinary course of business or orders of any Governmental Authority adjudicating the rights or pooling the interests of the owners of oil and gas properties or lease agreements in effect as of the date hereof.

Section 9.08 Proceeds of Notes/Loans. Parent and the Borrowers will not permit the Loans or the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.21. Neither Parent, any Borrower nor any Person acting on behalf of Parent or any Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect. If requested by the Administrative Agent, Parent and the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09 ERISA Compliance. Except as could not reasonably be expected to result in liability to any Credit Party of more than $5,000,000 individually or in the aggregate, Parent and the Borrowers will not, and will not permit any other Credit Party to, at any time:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which any Credit Party or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, if either of which would have a Material Adverse Effect.

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EIGHTH RESTATED CREDIT AGREEMENT

(b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of any Credit Party or any ERISA Affiliate to the PBGC.

(c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto if such failure could reasonably be expected to have a Material Adverse Effect.

(d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which exceeds $1,000,000.

(e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by any Credit Party or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

(g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to a Credit Party or with respect to any ERISA Affiliate of any Credit Party if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by any amount in excess of $1,000,000.

(h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

(j) amend, or permit any ERISA Affiliate to amend, a Plan resulting in a material increase in current liability such that a Borrower, a Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

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EIGHTH RESTATED CREDIT AGREEMENT

Section 9.10 Sale or Discount of Receivables. Neither Parent, any Borrower nor any other Credit Party will discount or sell (with or without recourse) to any other Person that is not a Credit Party any of its notes receivable or accounts receivable, except for receivables obtained by any Credit Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts or the entering into of a contingency fee arrangement with any Person relating to the collection of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction.

Section 9.11 Mergers, Etc. Neither Parent, any Borrower nor any other Credit Party will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”); provided that any Borrower may participate in a consolidation with any other Borrower; provided further that any Restricted Subsidiary may participate in a consolidation with a Borrower (provided that a Borrower shall be the continuing or surviving Person) or any other Restricted Subsidiary that is a Domestic Subsidiary (provided that if one of such parties to the consolidation is a Foreign Subsidiary, such Domestic Subsidiary shall be the continuing or surviving Person) and if one of such Restricted Subsidiaries is a Wholly-Owned Subsidiary, then the continuing or surviving Person shall be a Wholly-Owned Subsidiary; provided further that, so long as no Default or Event of Default then exists or would otherwise result therefrom, any Borrower may merge with another Person if such Borrower is the continuing or surviving Person in such merger; provided further that, so long as no Default or Event of Default then exists or would otherwise result therefrom, Parent may merge with another Person if Parent is the continuing or surviving Person in such merger. For the purposes of this Section, a Person shall be deemed to be the continuing or surviving Person following a merger or consolidation only if (a) such Person is designated as the continuing or surviving Person on any applicable certificates evidencing such consolidation or merger that are filed with any Governmental Authority and (b) such Person is considered to be the continuing or surviving Person for all other purposes including, without limitation, for purposes of GAAP.

Section 9.12 Sale of Oil and Gas Properties; Termination of Swap Agreements. Parent and the Borrowers will not, and will not permit any other Credit Party to, sell, assign, farm-out, convey or otherwise dispose of or transfer any Oil and Gas Property (or Equity Interests in any Person owning Oil and Gas Properties) or to terminate any Swap Agreement in respect of commodities (including, as applicable, any trade confirmations made pursuant thereto) except for (a) the sale, lease, transfer or other disposition of any Oil and Gas Properties from one Borrower to another Borrower; provided that all documents required under Section 8.14 in connection with such transfer are delivered to the Administrative Agent on the date of such transfer; (b) the sale of Hydrocarbons and other Property in the ordinary course of business; (c) farmouts, sales or other dispositions of undeveloped acreage and assignments in connection with such transactions; (d) the sale or transfer of equipment in the ordinary course of business or that is no longer necessary for the business of such Credit Party or is replaced by equipment of at least comparable value and use; and (e) provided no Default or Event of Default exists, and provided further the total Credit Exposures of all of the Lenders does not exceed the Borrowing Base at the time of such sale or disposition of any Oil and Gas Property or the termination of any Swap Agreement in respect of commodities (including, as applicable, any trade confirmations made pursuant thereto), the sale or other disposition of any Oil and Gas Property or the termination of any Swap Agreements in respect of commodities (including, as applicable, any trade confirmations made pursuant thereto); provided that (i) the aggregate value (which, for purposes hereof, shall mean the value the Administrative Agent attributes to such Oil and Gas Property or Swap Agreement (including, as applicable, any trade confirmations made pursuant thereto) for purposes of the most recent redetermination of the Borrowing Base) of such Properties sold or disposed of pursuant to this clause (e) in any period between Scheduled Redeterminations shall not exceed five percent (5%) of the Borrowing Base then in effect and (ii) upon any termination of any Swap Agreement (including, as applicable, any trade confirmations made pursuant thereto), Administrative Agent may, by notifying the Borrowers (or the Borrower Representative thereof), elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations and any such redetermination shall not be considered an Interim Redetermination.

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Section 9.13 Environmental Matters. Parent and the Borrowers will not, and will not permit any other Credit Party to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 9.14 Transactions with Affiliates. Parent and the Borrowers will not, and will not permit any other Credit Party to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than another Credit Party) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.15 Subsidiaries. Parent and the Borrowers will not, and will not permit any other Credit Party to, create or acquire any Subsidiary unless the Borrowers (or Borrower Representative) give prior written notice to the Administrative Agent of such creation or acquisition and the Credit Parties comply with Section 8.14(c) or Section 8.14(d), as applicable. Parent and the Borrowers will not, and will not permit any other Credit Party to, sell, assign or otherwise dispose of any Equity Interests in any Restricted Subsidiary. Neither Parent, any Borrower nor any other Credit Party shall have any Foreign Subsidiaries.

Section 9.16 Indebtedness and Preferred Stock. Parent and the Borrowers will not, and will not permit any other Credit Party to, (a) issue preferred stock or create, incur or assume any Debt, except for Debt permitted under Section 9.02, or (b) without limiting the foregoing, incur or assume any contractual liability or obligation for, or with respect to, any Debt of any Unrestricted Subsidiary.

Section 9.17 Negative Pledge Agreements; Dividend Restrictions. Parent and the Borrowers will not, and will not permit any other Credit Party to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Restricted Subsidiary from paying dividends or making distributions to any Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions otherwise permitted or arising under or by reason of (a) the provisions in this Agreement or the Security Instruments, (b) any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, or (c) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition.

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Section 9.18 Swap Agreements. Parent and the Borrowers will not, and will not permit any other Credit Party to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) which shall not, in any case, have a tenor of greater than five and one-half (5.5) years and the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed (1) 85% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties (as set forth in the most recent Reserve Report delivered to the Administrative Agent hereunder, as such report may be supplemented from time to time by the Credit Parties delivering to the Administrative Agent updated well projections and other information reflecting the drilling activity, acquisitions and other results of operations since the effective date of such Reserve Report) for each month during the initial three (3) year period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (2) 80% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties (as set forth in the most recent Reserve Report delivered to the Administrative Agent hereunder, as such report may be supplemented from time to time by the Credit Parties delivering to the Administrative Agent updated well projections and other information reflecting the drilling activity, acquisitions and other results of operations since the effective date of such Reserve Report) for each month during the remaining period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (b) Swap Agreements in respect of interest rates with an Approved Counterparty, the notional amounts of which (when aggregated with all other Swap Agreements of the Credit Parties’ then in effect in respect of interest rates) do not exceed 100% of the then outstanding principal amount of the Credit Parties’ Debt for borrowed money, and which Swap Agreements shall not, in any case, have a tenor of greater than five (5) years. In no event shall any Swap Agreement to which any Credit Party is a party contain any requirement, agreement or covenant for any Credit Party to post cash or other collateral or margin (including in the form of a letter of credit) to secure their obligations under such Swap Agreement or to cover market exposures. Further, Parent and the Borrowers will not, and will not permit any other Credit Party to, terminate any Swap Agreement in respect of commodities (including, as applicable, any trade confirmations made pursuant thereto), now existing or hereafter arising, without the prior written consent of the Required Lenders except to the extent such terminations are permitted by Section 9.12.

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EIGHTH RESTATED CREDIT AGREEMENT

Section 9.19 Permitted Bond Documents. Parent and the Borrowers will not, and will not permit any other Credit Party to:

(a) amend, modify or waive any covenant in any of the Permitted Bond Documents if the effect of such amendment, modification or waiver would be to make the terms of any such Permitted Bond Document materially more onerous to any Credit Party.

(b) amend, modify or waive any provision of any Permitted Bond Document if the effect of such amendment, modification or waiver (i) subjects a Credit Party to any additional material obligation, (ii) increases the principal of any Permitted Bond Debt or increases the rate of interest on any note evidencing (A) Permitted 2005 Bond Debt to a rate in excess of 8.5%, (B) Permitted 2007 Bond Debt to a rate in excess of 8.875%, or (C) Additional Permitted Debt to a rate in excess of the rate in effect upon the issuance of such Additional Permitted Debt, (iii) accelerates the date fixed for any payment of principal or interest on any note evidencing any Permitted Bond Debt to a date sooner than the date which is one year following the earlier of (A) the Maturity Date, and (B) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated, or (iv) would change the percentage of holders of such notes evidencing any Permitted Bond Debt required for any such amendment, modification or waiver from the percentage required on the date of issuance of any such notes evidencing any Permitted Bond Debt.

Section 9.20 Amendments to Organizational Documents. Parent and the Borrowers will not, and will not permit any other Credit Party to, enter into or permit any modification of, or waive any material right or obligation of any Person under their respective certificate or articles of organization, certificate of limited partnership, certificate or articles of incorporation, bylaws, regulations, operating agreement, partnership agreement or other organizational documents other than amendments, modifications and waivers which will not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.21 Change in Fiscal Periods. Parent shall not permit Parent’s fiscal year to end on any date other than December 31.

Section 9.22 Limitation on Accounting Changes. Parent and the Borrowers will not, and will not permit any other Credit Party to, cease to use the GAAP accounting method for preparation of all financial statements required to be delivered hereunder and for all financial calculations required hereunder.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrowers (or, as applicable, any other Credit Party) shall fail to (i) pay any principal of any Loan or any interest on any Loan or any reimbursement obligation in respect of any LC Disbursement or any fee or any other amount payable under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise, or (ii) observe, perform or otherwise comply with any covenant, condition or agreement contained in Section 8.01(a) or Section 8.01(b), and, in each case, such failure shall continue unremedied for a period of five (5) days.

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(b) any representation or warranty made or deemed made by or on behalf of Parent, any Borrower, or any other Credit Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect, in any material respect, when made or deemed made.

(c) Parent, any Borrower or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 3.04(c)(ii), Section 6.01, Section 8.01 (other than Section 8.01(a), Section 8.01(b) or Section 8.01(e)), Section 8.02, Section 8.03, Section 8.07 or in Article IX.

(d) Parent, any Borrower, or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(c)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrowers (or Borrower Representative) (which notice will be given at the request of any Lender).

(e) Parent, any Borrower, or any other Credit Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.

(f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require Parent, any Borrower, or any other Credit Party to make an offer in respect thereof.

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Parent, any Borrower or any other Credit Party or its debts, or of a Substantial Portion of its Property, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, any Borrower or any other Credit Party or for a Substantial Portion of its Property, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

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(h) Parent, any Borrower or any other Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, any Borrower or any other Credit Party or for a Substantial Portion of its Property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(i) Parent, any Borrower or any other Credit Party shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due.

(j) one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against Parent, any Borrower, any other Credit Party or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Parent, any Borrower or any other Credit Party to enforce any such judgment.

(k) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against Parent, a Borrower or another Credit Party thereto or shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or Parent, any Borrower or any other Credit Party or any of their Affiliates shall so state in writing.

(l) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Parent, the Borrowers and the other Credit Parties in an aggregate amount exceeding $5,000,000.

(m) a Change in Control shall occur.

(n) in addition to, and not in limitation of, the provisions contained in clause (f) above, the occurrence of a default under any Permitted Bond Document, which such default shall continue unremedied or is not waived prior to the expiration of any applicable period of grace or cure under any Permitted Bond Document.

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Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, at the request of the Majority Lenders, by notice to the Borrowers (or Borrower Representative), take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Credit Party; and in case of an Event of Default described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Credit Parties accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans or the Notes, whether by acceleration or otherwise, shall be applied: first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued interest on the Loans; third, to fees; fourth, pro rata to (i) principal outstanding on the Loans, (ii) Indebtedness referred to in clause (b) of the definition of Indebtedness, and (iii) serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; fifth, to any other Indebtedness; and any excess shall be paid to the Borrowers or as otherwise required by any Governmental Requirement.

ARTICLE XI

THE AGENTS

Section 11.01 Appointment; Powers. Each of the Lenders and each Issuing Bank hereby irrevocably (subject to Section 11.06) appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

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Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by Parent, a Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to it or as to those conditions precedent specifically required to be to its satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Credit Parties or any other obligor or guarantor, or (vii) any failure by any Credit Party or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

Section 11.03 Action by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that it is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases it shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, the Arranger shall not have any obligation to perform any act in respect thereof. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

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Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Credit Parties, the Lenders and each Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by such Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06 Resignation of Agents. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, any Agent may resign at any time by notifying the Lenders, each Issuing Bank and the Borrowers (or Borrower Representative). Upon any such resignation, the Majority Lenders shall have the right, in consultation with and upon the approval of the Borrowers (so long as no Event of Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and each Issuing Bank, appoint a successor Agent which shall be a bank or commercial lender with an office in the United States of America, or an Affiliate of any such bank or commercial lender. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

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Section 11.07 Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by any Credit Party of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Credit Parties. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Agents nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Credit Party (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09 Authority to Release Collateral, Liens and Borrowers. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to release (a) any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents and (b) any Borrower from its obligations hereunder and under the Loan Documents to the extent all of the Equity Interests issued by such Borrower were sold in compliance with the Loan Documents. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrowers (or Borrower Representative), at the Borrowers’ sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted (or not prohibited) by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

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Section 11.10 The Arranger and Agents. Neither the Arranger, any Syndication Agent, nor any Documentation Agent shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

Section 11.11 Filing of Proofs of Claim. In case of any Default or Event of Default under Section 10.01(f), Section 10.01(g) or Section 10.01(h), the Administrative Agent (regardless of whether the principal of any Loan or LC Exposure shall then be due and payable and regardless of whether the Administrative Agent has made any demand on any Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Indebtedness that is owing and unpaid and (ii) file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent under Section 3.05 and Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Each Lender hereby authorizes any custodian, receiver, assignee, trustee, conservator, sequestrator or other similar official in any such judicial proceeding: (i) to make such payments to the Administrative Agent; and (ii) if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.05 and Section 12.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Each Lender retains its right to file and prove a claim separately.

Section 11.12 Execution of Documents. Each Lender hereby empowers and authorizes the Administrative Agent to execute and deliver to Parent and the Borrowers (or Borrower Representative) on their behalf the Security Instruments and all related agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Instruments. Each Lender (by their signature hereto, or otherwise by their acceptance of the benefits of the Security Instruments) hereby agrees to be bound by the terms of the Security Instruments (including the amendments and restatements of the Existing Loan Documents) and consents to the rights, powers, remedies, indemnities and exculpations given to the Administrative Agent thereunder and the other terms and provisions thereof. In the event of any inconsistency between this Agreement and the terms of any other Loan Document, this Agreement shall control.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to Parent or the Borrowers (or Borrower Representative), to them or it, c/o Chaparral Energy, L.L.C., 701 Cedar Lake Blvd., Oklahoma City, Oklahoma 73114, Attention: Mark A. Fischer (Telecopy No. (405) 425-8410); with a copy to Chaparral Energy, L.L.C., 701 Cedar Lake Blvd., Oklahoma City, Oklahoma 73114, Attention: Robert W. Kelly II (Telecopy No. (405) 425-8872);

(ii) if to the Administrative Agent, to it at JPMorgan Chase Bank, N.A., 2200 Ross Avenue, 3rd Floor, Mail Code TX1-2911, Dallas, Texas 75201, Attention: Kimberly A. Bourgeois (Telecopy No. (214) 290-2332); with a copy to: JPMorgan Chase Bank, N.A., 10 South Dearborn, 19th  Floor, IL1-0010, Chicago, Illinois 60603-2003, Attention: Leonida G. Mischke (Telecopy No. (312) 385-7096); and

(iii) if to any other Lender, in its capacity as such, or any other Lender in its capacity as an Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, Parent or the Borrowers (or Borrower Representative) may, in their or its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

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EIGHTH RESTATED CREDIT AGREEMENT

Section 12.02 Waivers; Amendments.

(a) No failure on the part of any Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Agents, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Parent, the Borrowers (or Borrower Representative) and the Majority Lenders or by Parent, the Borrowers (or Borrower Representative) and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, or modify Section 2.07 or Section 3.04(c)(ii) without the consent of each Lender, (iii) decrease or reaffirm the Borrowing Base without the written consent of the Required Lenders, (iv) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (v) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (vi) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vii) waive or amend Section 8.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary”, “Subsidiary”, or “Unrestricted Subsidiary” without the written consent of each Lender, (viii) release any Guarantor, release any of the Collateral (other than as provided in Section 11.09), or reduce the percentages set forth in Section 8.14(b) to less than the percentages set forth therein as of the date hereof, without the written consent of each Lender, (ix) change any of the provisions of Section 10.02(c), this Section 12.02(b) or the definition of “Majority Lenders” or “Required Lenders” or any other provision hereof (including, without limitation, the last sentence of Section 9.18 hereof) specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender, (x) amend Section 5.06 without the written consent of the Administrative Agent, the Issuing Bank and the Majority Lenders, (xi) waive or amend Section 9.12 or Section 9.18 in a manner that would alter the extent to which the Credit Parties may terminate or otherwise unwind Swap Agreements in respect of commodities (including, as applicable, any trade confirmations made pursuant thereto) without the written consent of the Required Lenders, (xii) change Section 12.04(a) in a manner that would permit any Credit Party to assign or otherwise transfer any of its rights or obligations hereunder, without the written consent of each Lender, or (xiii) change clause (b) of the definition of Indebtedness, the definition of “Secured Swap Provider” or “Secured Parties”, Section 12.14, the description of the obligations secured or guaranteed by the Security Instruments, the priority of payments set forth in Section 10.02(c), or any provisions of this Section 12.02(b) without the written consent of each Lender or Secured Swap Provider adversely affected thereby, provided that the addition of a new secured obligation shall not be deemed to adversely affect any other secured party; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of such Agent or such Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrowers shall (and are jointly and severally obligated to) pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and their Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iii) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) PARENT AND THE BORROWERS SHALL (AND ARE JOINTLY AND SEVERALLY OBLIGATED TO) INDEMNIFY THE ARRANGER, EACH AGENT, EACH ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF ANY CREDIT PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF ANY CREDIT PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY ANY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT ISSUED BY SUCH ISSUING BANK IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) THE OPERATIONS OF THE BUSINESS OF THE CREDIT PARTIES BY THE CREDIT PARTIES, (vi) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO ANY CREDIT PARTY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY ANY CREDIT PARTY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO ANY CREDIT PARTY, (ix) THE PAST OWNERSHIP BY ANY CREDIT PARTY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY CREDIT PARTY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY CREDIT PARTY, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO ANY CREDIT PARTY, (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) RELATE TO CLAIMS BETWEEN OR AMONG ANY OF THE LENDERS, THE AGENT, ARRANGER OR ANY OF THEIR SHAREHOLDERS, PARTNERS OR MEMBERS OR (C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

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EIGHTH RESTATED CREDIT AGREEMENT

(c) To the extent that the Credit Parties fail to pay any amount required to be paid by them to any Agent or any Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or such Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

(e) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

(f) Notwithstanding any other provisions of this Section 12.03, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Credit Parties to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrowers (or Borrower Representative), provided that no consent of the Borrowers (or Borrower Representative) shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and (B) the Administrative Agent and any Issuing Bank, provided that no such consent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and the Commitments of any assigning Lender remaining a party hereto after giving effect to the assignment shall be at least $5,000,000, unless, in each case, the Borrowers (or Borrower Representative) and the Administrative Agent otherwise consents, provided that no such consent of the Borrowers (or Borrower Representative) shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and shall deliver notice of the Assignment and Assumption to the Borrowers (or Borrower Representative); (E) in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 12.02 that affects such CLO; and (F) notwithstanding anything to the contrary contained in this Agreement, in no case may a Lender assign all or a portion of its rights and obligations under this Agreement to a Borrower or to any Affiliate of a Borrower.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrowers (or Borrower Representative), each Issuing Bank and each Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

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EIGHTH RESTATED CREDIT AGREEMENT

(c) (i) Any Lender may, without the consent of Parent, the Borrowers, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) Parent, the Borrowers, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) notwithstanding anything to the contrary contained in this Agreement, in no case may a Lender sell a participation in all or a portion of its rights and obligations under this Agreement to a Borrower or to any Affiliate of a Borrower. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), Parent and the Borrowers agree that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ (or Borrower Representative’s) prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrowers are (or Borrower Representative is) notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.03(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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EIGHTH RESTATED CREDIT AGREEMENT

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s, and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrowers shall, and shall cause each other Credit Party to, take such action as may be reasonably requested by the Administrative Agent or the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Arranger and the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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(c) Except as provided in Section 6.01(a), this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of any Credit Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Agents, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, including, without limitation, Federal Reserve Bank or any bank having jurisdiction over such Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Credit Party and its obligations, (g) with the consent of the Borrowers (or Borrower Representative), (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than a Credit Party, or (i) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. For the purposes of this Section 12.11, “Information” means all information received from any Credit Party relating to any Credit Party and their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Credit Party. Notwithstanding anything herein to the contrary, any party hereto (and each employee, representative or other agent of such party) may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to that party relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions, as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

Section 12.12 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL (INTERNAL OR OTHERWISE) OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY (INTERNAL OR OTHERWISE) IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY RESULT, SUBJECT TO THE TERMS HEREOF AND THEREOF AND APPLICABLE LAW, IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

Section 12.13 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and each Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of Parent and the Borrowers, and no other Person (including, without limitation, any Subsidiary of any Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, any Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.14 Collateral Matters; Swap Agreements. Except as set forth in Section 12.02(b)(xiii) no Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Swap Agreements or in connection with any Banking Services.

Section 12.15 USA Patriot Act Notice. Each Lender hereby notifies Parent and each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Parent and each Borrower, which information includes the name and address of Parent and each Borrower and other information that will allow such Lender to identify Parent and each Borrower in accordance with the Patriot Act.

Section 12.16 True-Up Loans. Upon the effectiveness of this Agreement, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this amendment and restatement) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this amendment and restatement), and (c) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s Credit Exposure equals its Applicable Percentage (after giving effect to this amendment and restatement) of the total Credit Exposures of all of the Lenders. The loans and/or adjustments described in this paragraph are referred to herein as the “True-Up Loans”.

Section 12.17 Restatement; Existing Credit Agreement. The parties hereto agree that this Agreement is a restatement of, and an extension of and amendment to, the Existing Credit Agreement. This Agreement does not in any way constitute a novation of the Existing Credit Agreement, but is an amendment and restatement of same.

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:	CHAPARRAL ENERGY, INC., a Delaware corporation

	By:	/s/ Mark A. Fischer
Mark A. Fischer, Chief Executive Officer and President

BORROWERS:	CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company, as a Borrower and as Borrower Representative

	By:	/s/ Mark A. Fischer
Mark A. Fischer, Manager

NORAM PETROLEUM, L.L.C., an Oklahoma limited liability company

	By:	/s/ Mark A. Fischer
Mark A. Fischer, Manager

CHAPARRAL RESOURCES, L.L.C., an Oklahoma limited liability company

	By:	/s/ Mark A. Fischer
Mark A. Fischer, Manager

CHAPARRAL CO2, L.L.C., an Oklahoma limited liability company

	By:	/s/ Mark A. Fischer
Mark A. Fischer, Manager

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

CEI ACQUISITION, L.L.C., a Delaware limited liability company

By:	/s/ Mark A. Fischer
Mark A. Fischer, Manager

CEI PIPELINE, L.L.C., a Texas limited liability company

By:	/s/ Mark A. Fischer
Mark A. Fischer, Manager

CHAPARRAL REAL ESTATE, L.L.C., an Oklahoma limited liability company

By:	/s/ Mark A. Fischer
Mark A. Fischer, Manager

GREEN COUNTRY SUPPLY, INC., an Oklahoma corporation

By:	/s/ Mark A. Fischer
Mark A. Fischer, Chief Executive Officer and President

CHAPARRAL EXPLORATION, L.L.C., a Delaware limited liability company

By:	/s/ Mark A. Fischer
Mark A. Fischer, Manager

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

ROADRUNNER DRILLING, L.L.C., an Oklahoma limited liability company

By:	/s/ Mark A. Fischer
Mark A. Fischer, Manager

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT/LENDER:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

	By:	/s/ Kimberly A. Bourgeois
Kimberly A. Bourgeois,
Senior Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

CO-SYNDICATION AGENT/LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION, as Co-Syndication Agent and a Lender

	By:	/s/ Scott Joyce
	Name:	Scott Joyce
	Title:	Senior Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

CO-SYNDICATION AGENT/LENDER:	ROYAL BANK OF CANADA, as Co-Syndication Agent and a Lender

	By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

CO-SYNDICATION AGENT:	UBS SECURITIES LLC, as Co-Syndication Agent

	By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Attorney in Fact

	By:	/s/ Michael Cerniglia
	Name:	Michael Cerniglia
	Title:	Director

LENDER:	UBS LOAN FINANCE LLC, as a Lender

	By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

	By:	/s/ Michael Cerniglia
	Name:	Michael Cerniglia
	Title:	Director

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

CO-DOCUMENTATION AGENT/LENDER:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Co-Documentation Agent and a Lender

	By:	/s/ Mark Roche
	Name:	Mark Roche
	Title:	Managing Director

	By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

CO-DOCUMENTATION AGENT/LENDER:	SOCIÉTÉ GÉNÉRALE, as Co-Documentation Agent and a Lender

	By:	/s/ Cameron Null
	Name:	Cameron Null
	Title:	Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

CO-DOCUMENTATION AGENT/LENDER:	WELLS FARGO BANK, N.A., as Co-Documentation Agent and a Lender

	By:	/s/ J. Alan Alexander
	Name:	J. Alan Alexander
	Title:	SVP

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	THE BANK OF NOVA SCOTIA, as a Lender

	By:	/s/ John Frazell
	Name:	John Frazell
	Title:	Director

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	THE ROYAL BANK OF SCOTLAND plc, as a Lender

	By:	/s/ Karen Weich
	Name:	Karen Weich
	Title:	Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	COMERICA BANK, as a Lender

	By:	/s/ John S. Lesikar
	Name:	John S. Lesikar
	Title:	Corporate Banking Officer

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	NATIXIS, as a Lender

	By:	/s/ Donovan C. Broussard
	Name:	Donovan C. Broussard
	Title:	Managing Director

	By:	/s/ Louis. P Laville, III
	Name:	Louis. P Laville, III
	Title:	Managing Director

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	ALLIED IRISH BANKS, p.l.c., as a Lender

	By:	/s/ Mark Connelly
	Name:	Mark Connelly
	Title:	Senior Vice President

	By:	/s/ James Giordano
	Name:	James Giordano
	Title:	Assistant Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	AMEGY BANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ John G. Murray
	Name:	John G. Murray
	Title:	Senior Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	COMPASS BANK (as successor in interest to Guaranty Bank), as a Lender

	By:	/s/ Christopher S. Parada
	Name:	Christopher S. Parada
	Title:	Senior Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

	By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Director

	By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	ING CAPITAL LLC, as a Lender

	By:	/s/ Juli Bieser
	Name:	Juli Bieser
	Title:	Director

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	KEYBANK NATIONAL ASSOCIATION as a Lender

	By:	/s/ Todd Coker
	Name:	Todd Coker
	Title:	Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	UNION BANK, N.A., as a Lender

	By:	/s/ Whitney Randolph
	Name:	Whitney Randolph
	Title:	Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT

LENDER:	U.S. BANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Bruce E. Hernandez
	Name:	Bruce E. Hernandez
	Title:	Vice President

SIGNATURE PAGE

CHAPARRAL ENERGY, L.L.C.

EIGHTH RESTATED CREDIT AGREEMENT